                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Oxford Industries Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           NOTICE AND PROXY STATEMENT

                             ---------------------

                            OXFORD INDUSTRIES, INC.
                           222 PIEDMONT AVENUE, N.E.
                             ATLANTA, GEORGIA 30308

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 6, 2003

     The Annual Meeting of Stockholders of Oxford Industries, Inc. will be held at the Company's principal offices, 222 Piedmont Avenue, N.E., Atlanta, Georgia, on Monday, October 6, 2003 at 3:00 p.m., local time, for the following purposes:

          (1) To elect four directors of the Company;

          (2) To adopt the Oxford Industries, Inc. Executive Performance Incentive Plan;

          (3) To approve the First Amendment to the 1997 Stock Option Plan to increase the number shares available for issuance from 500,000 to 1,250,000;

          (4) To approve the First Amendment to the 1997 Restricted Stock Plan to include non-employee directors as eligible participants;

          (5) To increase the number of authorized shares of the Company's common stock from 30,000,000 to 60,000,000;

          (6) To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's independent auditors for the fiscal year ending May 28, 2004; and

          (7) To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on August 18, 2003 will be entitled to receive notice of and to vote at the meeting.

                                           THOMAS C. CHUBB III
                                           Secretary
Atlanta, Georgia
September 8, 2003

     EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING AND, IF YOU ATTEND THE MEETING, YOU MAY ELECT TO VOTE IN PERSON.

                            OXFORD INDUSTRIES, INC.
                           222 PIEDMONT AVENUE, N.E.
                             ATLANTA, GEORGIA 30308

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 6, 2003

     This proxy statement is furnished in connection with the solicitation of the accompanying proxy by the Board of Directors of Oxford Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on October 6, 2003 and any adjournment thereof. This proxy statement and the accompanying proxy will be first mailed to stockholders on or about September 8, 2003.

     A majority of shares entitled to vote must be present or represented by proxy at the Annual Meeting. This is referred to as a quorum. In general, when a quorum is present, the "FOR" votes must exceed the "AGAINST" votes cast to approve a proposal. With regard to election of directors, the four nominees receiving the highest number of "FOR" votes will be elected.

     Shares that are voted "WITHHELD" or "ABSTAIN" will be treated as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Except as provided below, if no specific instructions are given, the shares will be voted "FOR" the election of the Class II nominees for the board of directors identified below; "FOR" the adoption of the Oxford Industries, Inc. Executive Compensation Plan; "FOR" the amendment to the 1997 Stock Option Plan; "FOR" the amendment to the 1997 Restricted Stock Plan; "FOR" the increase in the number of authorized shares of the Company's common stock; "FOR" the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending May 28, 2004; and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Under the rules that govern brokers who have record ownership of shares that are held for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, except as set forth below, but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters, but may NOT vote on non-routine matters.

     IMPORTANT: The Securities & Exchange Commission recently approved new rules that prohibit brokers or other nominees that are New York Stock Exchange member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. If your shares are being voted by a broker, or other nominee who is a NYSE member organization, such shares will only be voted in favor of Proposals Two, Three and Four of this proxy statement if you have provided specific voting instructions to your broker or other nominee to vote such shares in favor of that proposal. Because the required vote of stockholders to approve the proposals is based upon the total number of votes cast, the failure to submit a proxy card or vote in person, the abstention from voting, or the failure to give a broker instructions for how to vote on the equity compensation plans could, depending on the number of votes cast, have the same effect as a vote "AGAINST" the proposals.

     A stockholder may revoke a proxy given pursuant to this solicitation at any time prior to the meeting by delivering to the Secretary of the Company either a written instrument of revocation or a properly signed proxy bearing a later date. In addition, the powers of the persons named in the proxy to vote the stockholder's shares will be suspended if the stockholder is present at the meeting and elects to vote in person.

     Only stockholders of record at the close of business on August 18, 2003 are entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote per share of common stock held on such date. There were 8,066,759 shares outstanding on August 18, 2003.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

     The following table shows as of August 18, 2003 the name and address of each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding common stock, the number of shares beneficially owned by each such person and the percentage of the Company's outstanding common stock represented by such ownership. The nature of each person's beneficial ownership is described in the footnotes to the table.

                                                                 SHARES       PERCENT OF
                                                              BENEFICIALLY   OUTSTANDING
                      NAME AND ADDRESS                           OWNED       COMMON STOCK
                      ----------------                        ------------   ------------
Dimensional Fund Advisors Inc.                                  555,800(1)       6.89%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
J. Hicks Lanier                                                 987,591(2)      12.24%
222 Piedmont Avenue, N.E.
Atlanta, GA 30308
WEDGE Capital Management L.L.P.                                 806,400(3)       9.99%
2920 One First Union Center
301 South College Street
Charlotte, NC 28202

---------------

(1) Dimensional Fund Advisors Inc. has sole voting and sole investment power with respect to all such shares and disclaims beneficial ownership of all such shares. This information was obtained from a Schedule 13G filed as of February 12, 2003.
(2) The shares shown as beneficially owned by Mr. J. Hicks Lanier include (i) 231,155 shares held of record by Mr. Lanier with respect to which he has sole voting and sole investment power, (ii) 337,664 shares held by a charitable foundation of which Mr. Lanier is a trustee and with respect to which he has sole voting and sole investment power, (iii) 391,772 shares held by twenty trusts which benefit the late Mr. Sartain Lanier's children (including Mr. Lanier) and grandchildren with respect to which Mr. Lanier has sole voting and sole investment power, and (iv) 27,000 shares which may be acquired within 60 days after August 18, 2003 by the exercise of stock options under the Company's stock option plans.
(3) WEDGE Capital Management L.L.P. has sole voting and sole investment power with respect to all such shares. This information was obtained from a
    Schedule 13G filed as of January 28, 2003.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY EXECUTIVE OFFICERS AND DIRECTORS

     The following table shows as of August 18, 2003 the number of shares of the Company's common stock beneficially owned by each director, by each nominee for director and by all directors and executive officers as a group, and the percentage of the Company's outstanding common stock represented by such beneficial ownership. Such persons had sole voting and investment power with respect to the shares listed except as otherwise noted.

                                                                 SHARES       PERCENT OF
                                                              BENEFICIALLY   OUTSTANDING
                  NAME OF BENEFICIAL OWNER                     OWNED (1)     COMMON STOCK
                  ------------------------                    ------------   ------------
Ben B. Blount, Jr. .........................................      22,000             *
L. Wayne Brantley...........................................       1,000             *
Cecil D. Conlee.............................................       4,000             *
Tom Gallagher...............................................       2,000             *
J. Hicks Lanier.............................................     987,591(2)      12.24%
J. Reese Lanier, Sr. .......................................     361,332(3)       4.48%
Knowlton J. O'Reilly........................................       5,000             *
Clarence B. Rogers, Jr. ....................................       1,000             *
Frank Sahagian, Jr. ........................................           0             *
Robert E. Shaw..............................................       1,000             *
Clarence H. Smith...........................................         200             *
Helen B. Weeks..............................................           0             *
E. Jenner Wood III..........................................         500             *
All Directors and Executive Officers as a Group (16
  Individuals)..............................................   1,465,835         18.17%

---------------

 *  Less than 1%

(1) Includes all shares which may be acquired within 60 days after August 18, 2003 by the exercise of stock options under the Company's stock option plans as follows: 17,000 shares by Mr. Blount, and 27,000 shares by Mr. J. Hicks Lanier. Does not include shares beneficially owned by spouses and children of officers and directors, and such officers and directors disclaim beneficial ownership of such shares.
(2) See footnote 2 under "Beneficial Ownership of Common Stock -- Principal Stockholders."
(3) The shares shown as beneficially owned by Mr. J. Reese Lanier, Sr. include
    (i) 322,741 shares held of record by Mr. Lanier with respect to which he has sole voting and sole investment power and (ii) 38,591 shares held by a charitable foundation with respect to which Mr. Lanier has sole voting and sole investment power.

                            1. ELECTION OF DIRECTORS

     The Company's Board of Directors presently has 10 members. The Board has amended the by-laws of the Company, effective as of the date of the Annual Meeting of Stockholders, to provide for eleven directors. The directors are divided into three classes that are as nearly equal in size as possible and are elected to staggered three-year terms. A director holds office until the annual meeting of stockholders held in the year during which the director's term ends or until a successor is elected and qualified.

     The Board has nominated Tom Gallagher, J. Hicks Lanier, and Robert Shaw for re-election as Class II Directors to hold office until 2006. The Board has also nominated Clarence H. Smith to stand for election as a Class II Director until 2006. If a nominee becomes unable to serve as a director, a proxy may, in the discretion of the person(s) named in the proxy, be voted for a substitute nominee or may not be voted at all. Each nominee has consented to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

     The following table provides information regarding the nominees and the continuing directors:

                                        YEAR FIRST           PRINCIPAL OCCUPATION,
                                         ELECTED              BUSINESS EXPERIENCE,
                 NAME                    DIRECTOR           AND OTHER DIRECTORSHIPS          AGE
                 ----                   ----------          -----------------------          ---
                    NOMINATED -- CLASS II DIRECTORS -- TERMS EXPIRE IN 2006
Tom Gallagher                              1991      Mr. Gallagher is President of Genuine   55
                                                     Parts Company, a distributor of
                                                     automotive replacement parts,
                                                     industrial products, office supplies
                                                     and electrical and electronic parts,
                                                     and has held this position since 1990.
                                                     He is also a director of Genuine Parts
                                                     Company, STI Classic Funds, and STI
                                                     Classic Variable Trust.
J. Hicks Lanier(1)                         1969      Mr. Lanier has been President of the    63
                                                     Company since 1977. In 1981, he was
                                                     elected Chairman of the Board of the
                                                     Company. He is also a director of
                                                     Crawford & Company, West Point
                                                     Stevens, Inc., and Genuine Parts
                                                     Company.
Robert E. Shaw                             1991      Mr. Shaw is Chairman of the Board and   72
                                                     Chief Executive Officer of Shaw
                                                     Industries, Inc., a manufacturer and
                                                     seller of carpeting to retailers and
                                                     distributors.
Clarence H. Smith                            --      Mr. Smith is President and Chief        52
                                                     Executive Officer of Haverty Furniture
                                                     Companies, Inc. and has held this
                                                     position since January 1, 2003. He
                                                     served as President and Chief
                                                     Operating Officer from May 2002 to
                                                     January 2003. Mr. Smith was named
                                                     Chief Operating Officer of Haverty
                                                     Furniture Companies, Inc. in May 2000
                                                     and served as Senior Vice President,
                                                     General Manager -- Stores, from 1996
                                                     to 2000. He is also a director of
                                                     Haverty Furniture Companies, Inc.
                     CONTINUING CLASS III DIRECTORS -- TERMS EXPIRE IN 2004
Ben B. Blount, Jr.                         1987      Mr. Blount has been Executive Vice      64
                                                     President -- Planning, Finance and
                                                     Administration and Chief Financial
                                                     Officer of the Company since 1995.

                                        YEAR FIRST           PRINCIPAL OCCUPATION,
                                         ELECTED              BUSINESS EXPERIENCE,
                 NAME                    DIRECTOR           AND OTHER DIRECTORSHIPS          AGE
                 ----                   ----------          -----------------------          ---
Clarence B. Rogers, Jr.                    1995      Mr. Rogers was Chairman of the          73
                                                     Executive Committee of Equifax Inc.
                                                     from May of 1999 until May 2000. He
                                                     was Chairman of the Board of Equifax
                                                     Inc. from January 1996 until May 1999.
                                                     He was Chairman and Chief Executive
                                                     Officer of Equifax Inc. from October
                                                     1992 until December 1995. Mr. Rogers
                                                     is currently a Director of Datagistics
                                                     Inc., and a Post Bankruptcy Director
                                                     of MCI.
Helen Ballard Weeks                        1998      Ms. Weeks founded Ballard Designs,      49
                                                     Inc., a home furnishing catalog
                                                     business, in 1983 and served as Chief
                                                     Executive Officer until she retired in
                                                     2002.
E. Jenner Wood III                         1995      Mr. Wood became Chairman, President     52
                                                     and Chief Executive Officer of Sun
                                                     Trust Bank, Central Group, in March
                                                     2001. Mr. Wood served as Executive
                                                     Vice President of SunTrust Banks, Inc.
                                                     from 1994 until 2001. Mr. Wood is a
                                                     director of Cotton States Life
                                                     Insurance Co., Cotton States Mutual
                                                     Insurance Co., Crawford & Company and
                                                     Georgia Power Company.
                      CONTINUING CLASS I DIRECTORS -- TERMS EXPIRE IN 2005
Cecil D. Conlee                            1985      Mr. Conlee is Chairman of CGR           67
                                                     Advisors, a real estate advisory
                                                     company, and has held this position
                                                     since 1990. He is also a director of
                                                     Central Parking Corporation.
J. Reese Lanier, Sr.(1)                    1974      Mr. Lanier is self-employed in farming  60
                                                     and related businesses and has had
                                                     this occupation for more than five
                                                     years.
Knowlton J. O'Reilly                       1987      Mr. O'Reilly has been Group Vice        63
                                                     President of the Company since 1978.

---------------

(1) J. Hicks Lanier and J. Reese Lanier, Sr. are first cousins.

             BOARD AND COMMITTEE MEETINGS AND DIRECTOR COMPENSATION


     During the 2003 fiscal year, the Board of Directors met nine times and, with the exception of Mr. Rogers, each director attended at least 75% of the aggregate meetings of the Board and the committees on which the director served. Mr. Rogers attended 67% of the aggregate Board meetings and 100% of the committee meetings on which he served. Non-employee directors received quarterly fees for services of $5,000 for the first three quarters, and $6,000 for the fourth quarter, of the 2003 fiscal year. Non-employee directors also received a meeting fee of $1,000 during the first three quarters, and $1,250 for the fourth quarter, for each Board or committee meeting attended during the 2003 fiscal year.

NOMINATING COMMITTEE

     The Nominating Committee recommends to the Board of Directors nominees for election as director. The members of the Nominating Committee are Cecil D. Conlee, Tom Gallagher, Helen Ballard Weeks and E. Jenner Wood III. The Nominating Committee did not meet during the 2003 fiscal year.

AUDIT COMMITTEE

     The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the Company for the next fiscal year, reviews with the independent auditors the plan and results of the audit engagement, reviews the scope and results of the Company's procedures for internal auditing and inquires as to the adequacy of the Company's internal accounting controls. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the Company's independent auditors, the Director of the Company's internal audit department and other members of Company management. The members of the Audit Committee are Cecil D. Conlee, J. Reese Lanier, Sr. and E. Jenner Wood III. The Audit Committee met three times during the 2003 fiscal year.

                         AUDIT COMMITTEE REPORT -- 2003

     The Audit Committee of the Board of Directors currently has three members, each of whom is an independent director under the current rules of the New York Stock Exchange. The Committee operates under a written charter, a copy of which was attached to the Company's 2001 Proxy Statement. The Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the Company's audited financial statements contained in the Annual Report on Form 10-K for fiscal 2003 with the Company's management and the independent auditors.

     The Company's management is responsible for the Company's financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for auditing the Company's financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures provided to the Committee as required by Rule 3600T of the Public Company Accounting Oversight Board, which adopts on an interim basis Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

     The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2003 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

Cecil D. Conlee, Chairman
J. Reese Lanier, Sr.
E. Jenner Wood III

STOCK OPTION AND COMPENSATION COMMITTEE

     The Stock Option and Compensation Committee administers the Company's stock option and restricted stock plans, determines the compensation of the Company's Chief Executive Officer and approves the compensation of the Company's other executive officers. The members of the Stock Option and Compensation Committee are Clarence B. Rogers, Jr., Robert E. Shaw and Helen Ballard Weeks. The Stock Option and Compensation Committee met once during the 2003 fiscal year.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT

     The Stock Option and Compensation Committee of the Board of Directors currently has three members, each of whom is an independent, non-employee director. The Committee administers the Company's stock option and restricted stock plans. The Committee also determines the compensation of the Company's Chief Executive Officer and approves the compensation of the other executive officers. The Committee meets formally once each year and may have informal meetings at other times during the year.

  Compensation Policy

     The Company's compensation policy is to pay for performance. Compensation practices for all executives, including the executive officers, are designed to encourage and reward the achievement of the Company's objectives. The achievement of these objectives should enhance stockholder value.

  Executive Compensation Program

     The Company's executive compensation program has three elements. Those elements are base salary, short-term incentive compensation in the form of annual cash bonuses and long-term incentive awards in the form of stock option grants. These elements comprise virtually all of the compensation of the Company's executives.

     Base Salary. Each position in the Company is assigned a job grade based on the responsibilities of the position. For each job grade, a salary range is determined based on compensation surveys. An individual's salary is determined by the person's job grade and individual performance. The Company's executive officers set the salary of each executive. The Chief Executive Officer sets the salaries of all other executive officers, and the Committee sets the salary of the Chief Executive Officer.

     Short-term Incentive Compensation. Each named executive officer, other than the Chief Executive Officer, participates in the Company's Performance Bonus Program. Until and including fiscal 2003, the Chief Executive Officer also participated in the Company's Performance Bonus Program. Subject to the approval of the Company's stockholders, for fiscal 2004, the Chief Executive Officer will participate in the Company's

Executive Performance Incentive Plan. Each of the programs is designed to encourage the achievement of the Company's objectives by rewarding executives when these objectives are met or exceeded. For fiscal 2002 and 2003, a target bonus level was established for each employee eligible to participate in either of the programs. In addition, a "threshold" return on net assets ("RONA"), a "target" RONA and a "maximum" RONA was established for each business unit and the Company as a whole.

     The threshold RONA must be met before any bonus is earned. If a business unit's RONA for the fiscal year equals or exceeds the threshold RONA, and if other requirements of the bonus plan are met, eligible participants will earn a bonus. The bonus amount increases as the business unit's RONA increases above the threshold RONA, up to the maximum RONA. Also, if the threshold RONA is met or exceeded, the bonus for the business unit is adjusted upward or downward to reflect the business unit's sales increase or decrease. Each RONA level may be adjusted by up to plus or minus 25% for the applicable business unit's sales increase or decrease from the prior year. Finally, if the threshold RONA is met or exceeded, an individual may receive an additional bonus amount based on his or her individual accomplishments. This individual performance element cannot exceed one hundred percent of the individual's earned bonus.

     Mr. Lanier, with the approval of the Committee, determines the bonus targets and individual performance bonuses for Mr. Blount and the other named executive officers. The bonus paid to Mr. Blount is based on the Company's overall RONA. The bonus paid to the other named executive officers is based on the RONA for the executive's business unit or business units.

     Long-term Incentive Compensation. The Company's long-term incentive compensation program currently consists of grants of nonqualified stock options. The Committee generally grants stock options on an annual basis, with the option price for the stock options set at the current fair market value of the Company's common stock. The size of the stock option grants are based on the individual's level of responsibility within the Company, and individuals within the same job grade generally receive similar stock option awards. Stock option grants are generally subject to a five-year vesting schedule. The Committee believes that stock option grants more closely align the interests of executives with those of the Company's shareholders, as executives do not receive value from a grant unless the Company's stock price increases.

  Compensation of the Company's Chief Executive Officer

     In reviewing Mr. Lanier's base salary, the Committee took into account the Company's excellent financial performance relative to the results of other publicly traded apparel companies. The Committee noted that this performance was particularly noteworthy given the challenging retail environment and adverse economic conditions that prevailed during fiscal year 2003. The Committee reviewed the strategic actions taken by Mr. Lanier to improve the future profitability and growth prospects of the Company. In particular, the Committee noted Mr. Lanier's leadership of the Company's successful negotiation and completion of the Viewpoint International, Inc. acquisition and the related bond and bank financing. The Committee discussed Mr. Lanier's salary relative to his peers in the industry and noted that by comparison to others in the apparel industry Mr. Lanier's salary was low for a chief executive officer. After discussion, the Committee increased Mr. Lanier's annual base salary by 20% to $600,000 effective August 1, 2003. (The Committee notes that, in addition to base salary, Mr. Lanier participates in some Company-provided benefit programs such as life insurance, the Executive Savings Program and the Non-Qualified Deferred Compensation Plan that increase total base compensation as reported in the Executive Compensation Table.)

     For the fiscal year ending on May 30, 2003, Mr. Lanier's target bonus amount under the Company's Performance Bonus Program was $245,650. Based on the Company's results for fiscal 2003, Mr. Lanier's earned bonus reached the maximum amount of $368,475. In addition to his earned bonus, Mr. Lanier was eligible to receive an individual performance bonus in a range from 0 to 100% of his earned bonus. In determining the amount of this individual performance bonus, the Committee considered the factors described above with respect to base salary, as well as the individual performance bonuses being given to the other executive officers of the Company. Based on these considerations, the Committee awarded Mr. Lanier an individual performance bonus of 100% of his earned bonus, or $368,475, for a total bonus of $736,950 for fiscal year 2003.

     The Committee determined that Mr. Lanier's target bonus level for fiscal 2004 under the Executive Performance Incentive Plan is $255,300, an increase of 3.8% over the preceding year. The Committee will continue to have the discretion to award Mr. Lanier an individual performance bonus of up to 100% of his formula-derived bonus. When considering the amount, if any, of such an individual performance bonus, the Committee will evaluate the Company's sales, earnings and return on net assets, its total return to stockholders, the Company's relative performance compared to other apparel companies and Mr. Lanier's achievements during the year.

     In August 2003, the Committee awarded stock options to the Company's executive officers and other executives. Mr. Lanier was granted an award of options for 6,500 shares of the Company's common stock. The Committee believes that this and previous stock option grants provide incentive for Mr. Lanier to maximize the Company's performance to the benefit of all shareholders.

  Code Section 162(m) Implications for Executive Compensation

     It is the responsibility of the Committee to address the issues raised by
Section 162(m) of the Internal Revenue Code of 1986. This Section limits the Company's annual deduction to $1,000,000 for compensation paid to its chief executive officer and to the next four most highly compensated executives of the Company. Certain compensation that qualifies as performance-based or that meets other requirements under the Code may be exempt from the Code Section 162(m) limit. Given the Company's current level of executive compensation, the Committee has recommended that the Company's stockholders ratify the Oxford Industries, Inc. Executive Performance Incentive Plan so that a portion of the bonuses paid under that Plan may be treated as performance-based compensation not subject to the limits of Code Section 162(m). The Committee will continue to monitor the impact of Code Section 162(m), although it reserves the right to award compensation in excess of the limits as it deems necessary or appropriate.

  Conclusion

     The Committee believes that the Company's executive compensation program is competitive and provides the appropriate mix of incentives to achieve the goals of the Company. The achievement of these goals should enhance the profitability of the Company and provide sustainable value to the Company's stockholders.

Respectfully submitted,

Robert E. Shaw, Chairman
Clarence B. Rogers, Jr.
Helen B. Weeks

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Tom Gallagher, President of Genuine Parts Company, serves as a director of the Company. Mr. Hicks Lanier serves as a director of Genuine Parts Company and is a member of its Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SunTrust Banks, Inc. and its subsidiaries are principal stockholders of the Company (see "Beneficial Ownership of Common Stock -- Principal Stockholders" above). Mr. E. Jenner Wood III was Chairman, President and Chief Executive Officer of SunTrust Bank, Central Group, at the end of the 2003 fiscal year. During that year, SunTrust Bank made short-term loans to the Company under a line of credit arrangement. The maximum amount of loans outstanding under this arrangement at any time during the 2003 fiscal year was $3,500,000. SunTrust Bank also made loans to the Company under a revolving accounts receivable securitization program. The maximum amount of loans outstanding under this arrangement at any time during the 2003 fiscal year was $21,000,000. SunTrust Bank issued letters of credit on the Company's behalf in connection with the Company's purchases of imported goods. The greatest aggregate amount of outstanding letters of credit issued by SunTrust Bank, Atlanta on the Company's behalf during the 2003 fiscal year was $1,279,927. SunTrust Bank charges fees of approximately one and one-quarter percent (1.25%) of the outstanding amount of each letter of credit over a 360-day period. The maximum amount of loans and letters of credit outstanding under these arrangements at any time during the 2003 fiscal year was approximately $22,020,520. SunTrust Bank performs payroll and stock transfer services for the Company. The foregoing transactions with SunTrust Bank involve arm's length terms and conditions competitive with those obtainable from comparable banking institutions.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table discloses compensation awarded, earned or paid to the Company's Chief Executive Officer and its four other highest-paid executive officers during the three preceding fiscal years:

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                                                      AWARDS
                                             ANNUAL COMPENSATION   ------------
                                             -------------------      STOCK
                                              SALARY     BONUS       OPTIONS          ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     ($)        ($)       (# SHARES)    COMPENSATION(1)($)
    ---------------------------       ----   --------   --------   ------------   ------------------
J. Hicks Lanier                       2003   505,052    736,950        5,000            57,861
  Chairman of the Board &             2002   471,976     25,000        5,000            26,344
  Chief Executive Officer             2001   469,460     20,348       10,000            17,146
Ben B. Blount, Jr.                    2003   419,750    300,000        5,000            31,280
  Executive Vice President            2002   394,788     14,887        5,000            22,071
  & Chief Financial Officer           2001   389,975      9,569       10,000            14,320
L. Wayne Brantley                     2003   333,043    250,000        5,000             9,298
  Group Vice President                2002   303,470     96,949        5,000             6,604
                                      2001   294,607     42,526       10,000             5,574
Knowlton J. O'Reilly                  2003   450,480    300,000        5,000             6,744
  Group Vice President                2002   403,559         --        5,000             5,925
                                      2001   411,303     59,466       10,000             5,987
Frank Sahagian, Jr.                   2003   323,384    225,000        5,000            23,639
  Group Vice President                2002   290,500         --        4,000            12,763
                                      2001        --         --           --                --

---------------

(1) All other compensation includes Excess Group Life Insurance in the amounts of $7,608 for Mr. Lanier, $6,243 for Mr. Blount, $4,523 for Mr. Brantley, $6,271 for Mr. O'Reilly, and $1,644 for Mr. Sahagian. It also includes the Company's share of Split Dollar Life Insurance in the amounts of $419 for Mr. Lanier, $478 for Mr. Blount, $343 for Mr. Brantley, and $419 for Mr. O'Reilly. It also includes matching contributions to the Company's Retirement Savings Plan in the amounts of $4,385 for Mr. Lanier, $4,432 for Mr. Brantley, and $4,415 for Mr. Sahagian. In addition, it includes matching contributions to the Company's Non-Qualified Deferred Compensation Plan in the amounts of $45,449 for Mr. Lanier, $24,559 for Mr. Blount and $17,580 for Mr. Sahagian. Finally, it includes miscellaneous compensation in the amount of $54 for Mr. O'Reilly.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information concerning stock options granted during the fiscal year to the named executive officers. None of the named executive officers were granted stock appreciation rights.

                                                    INDIVIDUAL GRANTS
                                 -------------------------------------------------------
                                              PERCENT OF
                                               OPTIONS     EXERCISE OR                        GRANT DATE
                                  OPTIONS     GRANTED TO   BASE PRICE                      PRESENT VALUE(1)
             NAME                GRANTED(#)   EMPLOYEES      ($/SH)      EXPIRATION DATE      ($6.49/SH)
             ----                ----------   ----------   -----------   ---------------   ----------------
J. Hicks Lanier                    5,000        4.27%         23.45      July 15, 2012          32,450
Ben B. Blount, Jr.                 5,000        4.27%         23.45      July 15, 2012          32,450
L. Wayne Brantley                  5,000        4.27%         23.45      July 15, 2012          32,450
Knowlton J. O'Reilly               5,000        4.27%         23.45      July 15, 2012          32,450
Frank Sahagian, Jr.                5,000        4.27%         23.45      July 15, 2012          32,450

---------------

(1) "Grant Date Present Value" represents the estimated present value of the stock options measured at the date of grant using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 5.150%; dividend yield of 3.582%; volatility factor of 0.2814 and an expected option life of ten years.

                         AGGREGATED OPTION EXERCISES IN
                              LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table provides information concerning stock option exercises in fiscal 2003 by the named executive officers and the value of their unexercised options on May 30, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                        NUMBER OF SHARES        UNEXERCISED
                                              SHARES                 UNDERLYING UNEXERCISED    IN-THE-MONEY
                                             ACQUIRED      VALUE           OPTIONS AT           OPTIONS AT
                   NAME                     ON EXERCISE   REALIZED      FISCAL YEAR-END       FISCAL YEAR-END
                   ----                     -----------   --------   ----------------------   ---------------
                                                                          EXERCISABLE/         EXERCISABLE/
                                                                         UNEXERCISABLE         UNEXERCISABLE
J. Hicks Lanier                                  0           $0              19,000              $214,199
                                                                             21,000              $347,487
Ben B. Blount, Jr.                               0           $0              19,000              $214,200
                                                                             21,000              $347,487
L. Wayne Brantley                                0           $0              17,000              $169,000
                                                                             21,000              $347,487
Knowlton J. O'Reilly                             0           $0              17,000              $169,000
                                                                             21,000              $347,487
Frank Sahagian, Jr.                              0           $0               3,200              $ 37,310
                                                                             10,000              $169,663

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of May 30, 2003 with respect to the shares of Company common stock that may be issued under our existing equity compensation plans, consisting of the 1997 Stock Option Plan and the 1997 Restricted Stock Plan.

                                             (A)                   (B)                          (C)
                                     --------------------   -----------------   -----------------------------------
                                     NUMBER OF SECURITIES   WEIGHTED-AVERAGE      NUMBER OF SECURITIES REMAINING
                                      TO BE ISSUED UPON     EXERCISE PRICE OF   AVAILABLE FOR FUTURE ISSUANCE UNDER
                                         EXERCISE OF           OUTSTANDING           EQUITY COMPENSATION PLANS
                                     OUTSTANDING OPTIONS,   OPTIONS, WARRANTS   (EXCLUDING SECURITIES REFLECTED IN
PLAN CATEGORY                        WARRANTS AND RIGHTS       AND RIGHTS                   COLUMN (A))
-------------                        --------------------   -----------------   -----------------------------------
Equity compensation plans approved
  by security holders..............        483,580                 $25                        252,494(1)
Equity compensation plans not
  approved by security holders.....              0                   0                              0
                                           -------                 ---                        -------
Total..............................        483,580                 $25                        252,494

---------------

(1) Includes 97,564 shares available for issuance under the 1997 Restricted Stock Plan

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's stock against the cumulative total return of (i) the S&P SmallCap 600 Index and (ii) the S&P 500 Apparel, Accessories and Luxury Goods for a period of five years beginning May 30, 1998 and ending May 30, 2003. The performance graph assumes an initial investment of $100 and reinvestment of dividends.

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                            5/30/98   5/28/99   6/2/00    6/1/01    5/31/02   5/30/03
-------------------------------------------------------------------------------------
 Oxford Industries, Inc.     $100     $82.93    $50.61    $71.22    $92.73    $142.16
 S&P SmallCap 600 Index      $100     $92.70    $111.53   $121.48   $131.67   $117.34
 S&P 500 Apparel,
  Accessories, Luxury        $100     $73.43    $60.40    $80.48    $88.93    $ 69.81

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our officers and directors, and persons who beneficially own more than ten percent of our common stock, file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to us and certain representations made by such persons, all such persons complied with the applicable reporting requirements during fiscal 2003.

                   2. ADOPTION OF THE OXFORD INDUSTRIES, INC.
                      EXECUTIVE PERFORMANCE INCENTIVE PLAN

     On August 20, 2003, the Board of Directors adopted the Oxford Industries, Inc. Executive Performance Incentive Plan, subject to the approval of the Company's stockholders. The Plan provides for the payment of annual incentive compensation to participants upon the achievement of performance goals established annually by the Committee administering the Plan.

     If the Plan is approved by the Company's stockholders at the annual meeting, it will become effective as of May 31, 2003 and will continue from year to year until terminated by the Board of Directors. Should the stockholders fail to approve the Plan, certain future payments of annual incentive compensation to the Company's executive officers may not be fully deductible by the Company as a compensation expense under Code Section 162(m), as discussed further below.

  Summary of the Plan

     The following summary of the Plan is qualified in its entirety by the full text of the Plan, a copy of which has been attached to this proxy statement. You are encouraged to read the full text of the Plan if you need more information.

     Consistent with the information regarding Code Section 162(m) presented in the Compensation Committee Report above, this Plan is presented for approval by the Company's stockholders in order to preserve the Company's deduction under Code Section 162(m) for certain performance-based compensation that may be paid to its executive officers. Another purpose of the Plan is to further the Company's ability to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve financial and strategic objectives.

     The Plan authorizes the payment of annual incentive compensation to eligible employees of the Company. The Plan will be administered by a committee of the Board of Directors consisting solely of two or more outside directors, as defined in the regulations under Code Section 162(m). Until specified otherwise, the Plan will be administered by the Stock Option and Compensation Committee.

     At the beginning of each fiscal year, the Committee will select the participants in the Plan for that year. Participation in the Plan is limited to the Chief Executive Officer of the Company and any other employee of the Company or its subsidiaries who, in the opinion of the Committee, (i) will have compensation for a fiscal year sufficient to result in the employee being listed in the Summary Compensation Table appearing in the Company's proxy statement for the fiscal year, or (ii) otherwise qualifies as a key executive of the Company or a senior executive officer of a subsidiary. An employee hired or promoted during the year may subsequently be named as a participant. For the 2004 fiscal year, the only participant in the Plan is the Company's Chief Executive Officer.

     No later than 90 days after the beginning of a year, the Committee will specify in writing the performance goals and annual performance incentive payments that are to apply for that year. Performance incentive payments may vary among participants and from year to year, but the maximum incentive payment to any participant in a year is $5,000,000.

     The performance goals established by the Committee must be based upon one or more of the following factors: (i) earnings before interest expense, taxes, depreciation and amortization ("EBITDA"); (ii) earnings before interest expense and taxes ("EBIT"); (iii) net earnings; (iv) net income; (v) operating income;
(vi) earnings per share; (vii) book value per share; (viii) return on shareholders' equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure;
(xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on (net) assets; (xxii) economic value added; (xxiii) gross or net profit before or after taxes or (xxiv) objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or retention of employees. Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

     As soon as possible after the end of each year, the Committee will certify for each participant whether the performance goals for that year have been met. If such goals have been met, the Committee may authorize payment of the annual performance incentive compensation to the participant. The Committee has discretion to reduce, but not to increase, the previously established annual performance incentive compensation if the performance goals have been met. However, the Committee may elect to award a discretionary bonus that is based in whole or in part upon the achievement of the performance goals under the Plan.

     Annual performance incentive compensation awards will be paid in cash (or as otherwise determined by the Committee) as soon as practicable following the close of the performance year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by the Company or its subsidiaries. If a participant's employment is terminated for cause during a performance year, he or she will not receive any annual performance incentive compensation for that year.

     The Board of Directors may amend or terminate the Plan at any time, but no such amendment or termination will affect the payment of annual performance incentive compensation for a year already ended, and no such amendment may, without the approval of the stockholders, change the material terms of a performance goal or effect any other change that would cause the loss of a tax deduction to the Company under Code Section 162(m) absent stockholder approval.

  Federal Income Tax Consequences

     A participant will recognize ordinary income, and the Company will be allowed a tax deduction, at the time annual performance incentive compensation is paid or payable. Code Section 162(m) provides that no federal income tax deduction is allowed for compensation paid to a covered employee in any taxable year to the extent that such compensation exceeds $1,000,000. This deduction limitation does not apply to compensation that is performance-based compensation within the meaning of the Code Section 162(m) regulations. The Plan is intended to preserve the Company's federal income tax deduction for annual performance incentive compensation payments under the Plan by meeting the requirements for performance-based compensation under Code Section 162(m).

  Benefits to Named Executive Officers and Others

     Only the Company's Chief Executive Officer is currently eligible to participate in the Plan. It is not possible at this time to determine the benefits or amounts that will be received by the Chief Executive Officer under the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       3. APPROVAL OF FIRST AMENDMENT TO
                           THE 1997 STOCK OPTION PLAN

     On July 14, 2003, the Company's Board of Directors adopted the First Amendment to the Oxford Industries, Inc. 1997 Stock Option Plan, subject to the approval of the stockholders, to increase the number of shares available under the Plan.

     As of August 18, 2003, there were 343,450 outstanding options and 38,680 shares available for grant under the Plan. The Company believes that the proposed amendment is needed to provide the Company with the ability to continue to attract and retain highly qualified employees. If the stockholders approve the amendment, it will be effective as of July 14, 2003.

  Summary of the Plan

     A summary of the plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by the full text of the Plan, a copy of which has been attached to this proxy statement. You are encouraged to read the full text of the Plan if you need more information.

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing the opportunity for key employees to purchase shares of the Company's common stock through the exercise of stock options. The persons eligible to receive stock options are key employees of the Company and its subsidiaries. As of August 18, 2003, there were 83 participants in the Plan.

     Prior to the proposed amendment, the maximum number of shares that could be issued under the plan was 500,000 shares of common stock. The proposed amendment would increase the maximum number of shares that may be issued under the Plan to 1,250,000 shares of common stock (an increase of 750,000 shares). To the extent that a stock option terminates for any reason, the shares of stock subject to the option will again be available for the grant of options under the Plan. Shares issued under the Plan may be either authorized and unissued shares or issued shares held in or acquired for the treasury of the Company.

     The Plan is administered by the Stock Option and Compensation Committee of the Board of Directors. Each member of the Committee must be an "outside director" within the meaning of Code Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has full discretionary authority concerning the issuance of options under the Plan and the interpretation and administration of the Plan. All decisions of the Committee and its actions with respect to the Plan are final, binding and conclusive.

     The Committee is authorized under the Plan to grant options, which may be incentive stock options or nonqualified stock options. All options will be evidenced by a written option agreement between the Company and the participant, which will include any provisions specified by the Committee consistent with the terms of the Plan. The terms of an incentive stock option must meet the requirements of Code Section 422.

     The exercise price of each stock option granted under the Plan is determined by the Committee, but the exercise price of each incentive stock option must be at least 100% of the fair market value of the common stock on the date of grant. The fair market value of the Company's stock on August 18, 2003 was $52.875 per share. The exercise price for an option will be payable according to the method specified by the Committee. Generally, the purchase price may be paid in cash, the surrender of previously-owned Company stock or a combination thereof. The Committee may grant a new "reload" option to replace shares that have been surrendered or withheld in connection with the exercise of an option. The maximum number of shares of common stock with respect to one or more options that may be granted during any fiscal year under the Plan to any one person is 100,000.

     The term of an option may not exceed ten years from the date of grant. Stock options may expire earlier upon the termination of employment of the optionee. An optionee may transfer an option only by will or by the laws of descent and distribution.

     The Plan is expected to remain in effect until July 14, 2007, or as long as any options are outstanding. The Board of Directors may amend or terminate the Plan at any time; provided that the Board may amend the Plan to increase the number of shares of stock reserved under the Plan or to change the class of individuals eligible under the Plan only with stockholder approval. If the Board amends the Plan, the amendment will not adversely affect the rights of individuals who have outstanding options unless such individuals consent to the amendment. The Committee may amend any option agreement under the Plan if the amended agreement is signed by the Company and the participant.

     If the Company is involved in a corporate transaction or event that affects the Company's common stock (including any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may make an appropriate and equitable adjustment to the number and kind of shares that are issuable under the Plan, take action to adjust the number and kind of shares of stock subject to outstanding options, take action to adjust the exercise price of outstanding stock options and make any other equitable adjustments.

     If the Company agrees to sell all or substantially all of its assets or agrees to any other corporate transaction in which stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the options granted under the Plan, each option at the direction and discretion of the Committee shall (effective as of a date selected by the Committee) be (a) cancelled unilaterally by the Company (subject to such conditions, if any, as the Committee deems appropriate under the circumstances) in exchange for whole shares of stock (and cash in lieu of a fractional share) the number of which, if any, shall be determined by the Committee by dividing (1) the excess of the then fair market value of the stock then subject to exercise (as determined without regard to any vesting schedule for such option) under such option over the option price of such stock by (2) the then fair market value of a share of stock, or (b) cancelled unilaterally by the Company if the option price equals or exceeds the fair market value of a share of stock on such date. If there is a change in control of the Company or a tender or exchange offer is made for stock other than by the Company, the Committee thereafter shall have the right to take such action with respect to any option as the Committee deems appropriate.

  Certain Federal Income Tax Effects

     The following discussion is a summary of the federal income tax provisions relating to the grant and exercise of options under the Plan and the subsequent sale of common stock acquired under the Plan. The tax effect of exercising options may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

     Incentive Stock Options. There typically will be no federal income tax consequences to a participant or to the Company upon the grant or exercise of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

     Nonqualified Stock Options. There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction.

     Any gain that a participant recognizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares. Special rules apply to a participant who exercises and option by paying the exercise price by the transfer to the Company of previously-owned shares of Company stock.

  Benefits to Named Executive Officers and Others

     During fiscal 2003, options were granted under the Plan to 79 persons. Any future options will be granted at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any person or group pursuant to the Plan in the future. Because non-employee directors are not eligible to participate in the Plan, such directors will not be granted any options under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                       4. APPROVAL OF FIRST AMENDMENT TO
                         THE 1997 RESTRICTED STOCK PLAN

     On August 20, 2003, the Company's Board of Directors adopted the First Amendment to the Oxford Industries, Inc. 1997 Restricted Stock Plan, subject to the approval of the stockholders, to include non-employee members of the Company's Board of Directors as persons eligible to participate in the Plan. The Company believes that the proposed amendment is needed to provide the Company with the ability to continue to attract and retain highly qualified non-employee directors, as well as to align the interests of those directors with the Company's stockholders. If the stockholders approve the amendment, it will be effective as of August 18, 2003.

  Summary of the Plan

     A summary of the plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by the full text of the Plan, a copy of which has been attached to this proxy statement. You are encouraged to read the full text of the Plan if you need more information.

     The purpose of the Plan is to advance the interests of the Company and its stockholders by providing the Company with the opportunity to compensate its key employees and non-employee directors with shares of common stock containing restrictions on sale and other restrictions in lieu of cash compensation. The persons eligible to receive awards are (i) key employees of the Company and its subsidiaries and (ii) non-employee members of the Company's Board of Directors. As of August 18, 2003, there were no participants in the Plan.

     The maximum number of shares that may be issued under the plan is 100,000 shares of common stock. To the extent that an award terminates for any reason, the shares of stock subject to the award will again be available for the grant of awards under the Plan. Shares issued under the Plan may be either authorized and unissued shares or issued shares held in or acquired for the treasury of the Company.

     The Plan is administered by the Stock Option and Compensation Committee of the Board of Directors. Each member of the Committee must be an "outside director" within the meaning of Code Section 162(m) and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has full discretionary authority concerning the grant of awards under the Plan and the interpretation and administration of the Plan. All decisions of the Committee and its actions with respect to the Plan are final, binding and conclusive.

     The Committee is authorized under the Plan to grant awards of restricted stock in lieu of base compensation and compensation under the Company's incentive plans that would otherwise be paid in cash. All awards will be evidenced by a written agreement between the Company and the participant, which will include any provisions specified by the Committee consistent with the terms of the Plan. As a condition of the issuance of shares under the Plan, the Committee may require the participant to enter into an agreement that restricts the right of the participant to transfer the shares of stock until satisfaction of such conditions as the Committee may require. Each share of stock issued pursuant to the Plan shall be nontransferable by the participant until the restrictions placed on that stock have been satisfied.

     The Plan is expected to remain in effect until July 14, 2007, or as long as any awards are outstanding. The Board of Directors may amend or terminate the Plan at any time; provided that any amendment may not adversely affect the rights of individuals who have outstanding awards unless such individuals consent to the amendment. The Committee may amend any agreement under the Plan if the amended agreement is signed by the Company and the participant.

     If the Company is involved in a corporate transaction or event that affects the Company's common stock (including any recapitalization, reclassification, reverse or forward stock split, stock dividend, extraordinary cash dividend, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may make an appropriate and equitable adjustment to the number and kind of shares that are issuable under the Plan, take action to adjust the number and kind of shares of stock subject to outstanding awards and make any other equitable adjustments.

     If the Company agrees to sell all or substantially all of its assets or agrees to any other corporate transaction in which stock is converted into another security or into the right to receive securities or property, the Committee may, in its sole discretion, remove some or all restrictions on shares issued under the Plan. If there is a change in control of the Company or a tender or exchange offer is made for stock other than by the Company, the Committee thereafter shall have the right to remove some or all restrictions on shares issued under the Plan.

  Certain Federal Income Tax Effects

     The following discussion is a summary of the federal income tax provisions relating to the grant of awards under the Plan and the subsequent sale of common stock acquired under the Plan. The tax effect of receiving an award may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

     Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount the participant paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

     If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates.

  Benefits to Named Executive Officers and Others

     During fiscal 2003, there were no awards granted under the Plan. Any future awards will be granted at the discretion of the Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any person or group pursuant to the Plan in the future.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                 5. APPROVAL OF AMENDMENT TO RESTATED ARTICLES
                        OF INCORPORATION FOR INCREASE IN
                       AUTHORIZED SHARES OF COMMON STOCK

     On August 20, 2003, the Board of Directors approved a resolution to amend the Company's Restated Articles of Incorporation to increase the number of shares of $1 par value common stock that the Company is authorized to issue from 30,000,000 to 60,000,000. The increase in authorized shares of common stock will become effective upon the approval of the Company's stockholders and the filing of Amended and Restated Articles of Incorporation with the Secretary of State of the State of Georgia, in the form attached to this proxy statement. The increase will have no effect on the 30,000,000 shares of authorized $1 par value preferred stock, none of which are currently outstanding. As discussed below, the increase in authorized shares will provide the Company with the flexibility to take certain actions that the Board of Directors may deem to be in the best interest of the Company.

     As of August 18, 2003, there were:

     - 8,066,759 shares of common stock issued and outstanding;

     - 97,564 shares of common stock reserved and available for issuance under the Company's 1997 Restricted Stock Plan;

     - 91,230 shares of common stock remaining to be issued upon exercise of outstanding stock options under the Company's 1992 Stock Option Plan; and

     - 343,450 shares of common stock remaining to be issued upon exercise of outstanding stock options under the Company's 1997 Stock Option Plan.

     - 485,248 shares of common stock that the Company may be required to issue pursuant to an earnout agreement with the selling stockholders of Viewpoint International, Inc.

Finally, the Company has also included with this proxy statement a proposal to increase the number of shares of common stock reserved for issuance under the 1997 Stock Option Plan from 500,000 to 1,250,000.

     Accordingly, an increase in the number of authorized shares of common stock is necessary for the Company to have additional authorized shares available to raise capital, make strategic acquisitions, or enter into strategic alliances if and when opportunities arise. The Company believes that having the additional shares available for issuance will enable it to take prompt action on such corporate opportunities as may materialize in the future if the Board of Directors deems an issuance of common stock to be in the best interest of the Company. The disadvantage of additional issuances of common stock is that they would dilute the percentage of the Company owned by existing stockholders. The increase in authorized shares would also allow the Company to split its stock in the event that the Board of Directors determines that such action is appropriate. Additional shares issued to existing stockholders in a stock split would not dilute the percentage owned by those stockholders.

     Approval of this proposal will increase the number of shares of common stock available for issuance by the Company to 60,000,000. Should the stockholders fail to approve this Proposal, neither the increase in the authorized number of shares of $1 par value common stock nor the related amendment to the Company's Restated Articles of Incorporation will be effective.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                           6. APPOINTMENT OF AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, as auditors for the current year. Ernst & Young LLP have served as auditors for the Company since May 2002. The Board of Directors considers such accountants to be well qualified and recommends that the stockholders vote to ratify their appointment. Stockholder ratification of the appointment of auditors is not required by law; however, the Board of Directors considers the solicitation of stockholder ratification to be in the Company and stockholders' best interests.

     Arthur Andersen LLP served as the Company's independent auditors for 2000, 2001 and a portion of 2002. On May 22, 2002, the Company terminated the engagement of Arthur Andersen LLP and appointed Ernst & Young LLP as its new independent auditors, effective on such date. The decision to replace Arthur Andersen LLP was made upon the recommendation of the Audit Committee.

     During the Company's fiscal years ended June 2, 2000 and June 1, 2001 and the subsequent interim period through May 22, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of auditing principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen LLP's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's fiscal years ended June 2, 2000 and June 1, 2001 and the subsequent interim period through May 22, 2002.

     The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal years 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     In view of the difficulty and expense involved in changing auditors on short notice, should the stockholders not ratify the selection of Ernst & Young LLP, it is contemplated that the appointment of Ernst & Young LLP for the fiscal year ending May 28, 2004 will be permitted to stand unless the Board of Directors finds other compelling reasons for making a change. Disapproval by the stockholders will be considered a recommendation that the Board select other auditors for the following year. A representative of Ernst & Young LLP is expected to attend the annual meeting. The representative will be given the opportunity to make a statement if he desires to do so and is expected to be available to respond to questions from stockholders.

                             FEES PAID TO AUDITORS

     The Audit Committee annually approves the engagement of independent public accountants to provide audit and non-audit services to the Company before the appointment of such auditors is commenced.

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the Company's Quarterly Reports on Form 10-Q for the first, second and third quarters of the 2002 fiscal year totaled $15,000 and for foreign statutory audits totaled $25,147. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the company's annual financial statements included in the Company's Annual Report on Form 10-K for the 2002 fiscal year totaled $210,000 and for a foreign statutory audit totaled $5,749. For the 2003 fiscal year, the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual and quarterly financial statements totaled $419,926, of which $200,000 related to the audit of the Company's annual financial statements, $22,666 related to reviews of the Company's quarterly financial statements, $7,260 related to a foreign statutory audit, and the remaining approximately $190,000 related to services rendered for comfort letters, consents and accounting consultations.

     Audit Related Fees. The aggregate fees billed in the 2002 fiscal year for professional services rendered by Arthur Andersen LLP for assurance and related services totaled $23,500. Such fees related to Arthur Andersen LLP's audit of the Company's benefit plans. The aggregate fees billed by Ernst & Young LLP for assurance and related services in the 2003 fiscal year were $10,609. Such fees related to Ernst & Young LLP's performance of due diligence in preparation for a Company acquisition.

     Tax Fees. The aggregate fees billed in the 2002 fiscal year for additional professional tax services by Ernst & Young LLP totaled $43,212. The aggregate fees billed in the 2003 fiscal year for professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning totaled $82,767.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report for the fiscal year ended May 30, 2003, including consolidated financial statements, has been mailed to stockholders.

                            EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company is supplying brokers, dealers, banks and voting trustees, or their nominees, with copies of this proxy statement and of the 2003 Annual Report for the purpose of soliciting proxies from beneficial owners of the Company's common stock, and the Company will reimburse such brokers and other record holders for their reasonable out-of-pocket expenditures made in such solicitation. Employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. The Company does not presently intend to pay compensation to any individual or firm for the solicitation of proxies. If management should deem it necessary and appropriate, however, the Company may retain the services of an outside individual or firm to assist in the solicitation of proxies.

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals to be included in the 2004 proxy materials and to be voted upon at the 2004 Annual Meeting must do so by May 9, 2004. Any such proposal should be presented in writing to the Secretary of the Company at the Company's principal offices.

                                 OTHER MATTERS

     The minutes of the Annual Meeting of Stockholders held on October 7, 2002 will be presented to the meeting, but it is not intended that action taken under the proxy will constitute approval of the matters referred to in such minutes. The Board of Directors knows of no other matters to be brought before the meeting. If any other matters should come before the meeting, however, the persons named in the proxy will vote such proxy in accordance with their discretion on such matters.

                                          Thomas C. Chubb III
                                          Secretary

                                                                       EXHIBIT 1

                            OXFORD INDUSTRIES, INC.
                      EXECUTIVE PERFORMANCE INCENTIVE PLAN

     SECTION 1 Purpose. The purpose of the Oxford Industries, Inc. Executive Performance Incentive Plan is as follows: (i) to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve Oxford Industries, Inc.'s financial and strategic objectives; and (ii) to generally qualify compensation paid under the Plan as "performance-based compensation" within the meaning of Code Section 162(m), in order to preserve the Company's tax deduction for compensation paid under the Plan to Eligible Employees.

     SECTION 2 Definitions. The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context.

     2.1  "Board" means the Board of Directors of the Company.

     2.2  "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 8.2.

     2.4  "Company" means Oxford Industries, Inc.

     2.5 "Eligible Employee" means the Chief Executive Officer of the Company and any other employee of the Company (or of any Subsidiary) who, in the opinion of the Committee, (i) will have compensation for the Plan Year sufficient to result in the employee being listed in the Summary Compensation Table appearing in the Company's proxy statement distributed to shareholders in the calendar year following the Plan Year, as required by Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended; or (ii) otherwise qualifies as a key executive of the Company or a senior executive officer of a Subsidiary.

     2.6 "Maximum Performance Award" means an amount not greater than $5 million with respect to the award of a bonus.

     2.7 "Outside Directors" means members of the Board who qualify as outside directors, as that term is defined in Code Section 162(m) and the regulations proposed or adopted thereunder.

     2.8 "Participant" means an Eligible Employee designated by the Committee under Section 3 to participate in the Plan.

     2.9 "Performance Award" means the bonus awarded to a Participant under the terms of the Plan.

     2.10 "Performance Measures" means the specified objectives and measurements established by the Committee which, if satisfied, will result in a Performance Award.

     2.11 "Plan" means this Oxford Industries, Inc. Executive Performance Incentive Plan, as amended from time to time.

     2.12 "Plan Year" means the twelve-month period which is the same as the Company's fiscal year.

     2.13 "Subsidiary" means any corporation, joint venture or partnership in which the Company owns directly or indirectly (i) with respect to a corporation, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in the corporation, or (ii) in the case of a joint venture or partnership, a fifty percent (50%) or more interest in the capital or profits of such joint venture or partnership.

     SECTION 3 Participation. As soon as possible following the commencement of each Plan Year, the Committee shall specify by name or position the Participants. The Committee shall retain discretion to name as a Participant an employee hired or promoted after the commencement of the Plan Year.

     SECTION 4  Establishment of Performance Measures and Performance Awards

     4.1 Time of Establishment. No later than ninety (90) days after the commencement of the Plan Year, the Committee shall specify in writing the Performance Measures and Performance Awards which are to apply for that Plan Year, subject to the provisions of Sections 4.2 and 4.3.

     4.2 Performance Awards. Performance Awards may vary among Participants and from Plan Year to Plan Year; however, no Performance Award shall exceed the Maximum Performance Award. Performance Awards may be established as a percentage or multiple of base salary, or as a percentage or multiple of an established target bonus. In addition to the Performance Awards that are intended to satisfy the provisions of Code Section 162(m), the Committee may also award a discretionary bonus that is based in whole or in part upon the achievement of the Performance Measures established hereunder.

     4.3 Performance Measures. Performance measures may include the achievement of a specified a specified target, or target growth in, one or more of the following: (i) earnings before interest expense, taxes, depreciation and amortization ("EBITDA"); (ii) earnings before interest expense and taxes ("EBIT"); (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) book value per share; (viii) return on shareholders' equity; (ix) capital expenditures; (x) expenses and expense ratio management;
(xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on (net) assets; (xxii) economic value added; (xxiii) gross or net profit before or after taxes or (xxiv) objectively determinable goals with respect to service or product delivery, service or product quality, inventory management, customer satisfaction, meeting budgets and/or retention of employees.

     Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. These factors will not be altered or replaced by any other criteria without ratification by the shareholders of the Company if failure to obtain such approval would result in jeopardizing the tax deductibility of Performance Awards to Participants.

     SECTION 5  Determination of Amount of Performance Awards

     5.1 Committee Certification Regarding Performance Measures. As soon as possible following the end of each Plan Year, the Committee shall certify for each Participant whether the Performance Measures for that Plan Year have been met. If such Performance Measures have been met, the Committee will award such Participant the Performance Award established under Section 4 hereof, subject to the discretion reserved in Section 5.3 to reduce such awards, but with no discretion to increase the Performance Award. Notwithstanding the foregoing, the Committee may elect to award a discretionary bonus that is based in whole or in part upon the achievement of the Performance Measures established hereunder.

     5.2 Maximum Award. No Performance Award to a Participant for a Plan Year may exceed the Maximum Performance Award.

     5.3 Reduction of Award Amount. The Committee in its sole discretion may award to a Participant less than the Performance Award regardless of the fact that the Performance Measures for the Plan Year have been met.

     SECTION 6 Payment of Awards Performance Awards for a given Plan Year shall be paid in cash (or as otherwise determined by the Committee) as soon as practicable following the close of that Plan Year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by the Company or a Subsidiary.

     SECTION 7 Termination of Employment. If a Participant's employment with the Company (and its Subsidiaries, if applicable) terminates prior to the end of a Plan Year for Cause, such Participant shall not receive any Performance Award for such Plan Year.

     SECTION 8  Plan Administration

     8.1 Administration by Committee. The Plan shall be administered by the Committee, which shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.

     8.2 Appointment of Committee. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall at all times consist solely of two or more Outside Directors.

     8.3 Interpretation of Plan Provisions. The Committee shall have complete discretion to construe and interpret the Plan and may adopt rules and regulations governing administration of the Plan. The Committee may consult with the management of the Company but shall retain responsibility for administration of the Plan. The Committee's decisions, actions and interpretations regarding the Plan shall be final and binding upon all Participants.

     8.4 Participation Limited to this Plan. A Participant in this Plan with respect to a Plan Year shall not be entitled to participate in the Company's Performance Bonus Program for such Plan Year, notwithstanding any provision of such Performance Bonus Program to the contrary.

     SECTION 9 Compliance with Code Section 162(m). The Company intends that Performance Awards under this Plan satisfy the applicable requirements of Code
Section 162(m) so that such Code section does not deny the Company a tax deduction for such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company.

     Notwithstanding the foregoing, the Committee may elect to award a discretionary bonus that is based in whole or in part upon the achievement of the Performance Measures established hereunder without regard to whether such discretionary bonus would satisfy the requirements of Code Section 162(m).

     SECTION 10 Nonassignability. No Performance Award granted to a Participant under the Plan shall be assignable or transferable, except by will or by the laws of descent and distribution.

     SECTION 11 Effective Date and Term of Plan. The Plan shall be effective as of May 31, 2003, subject to approval by the shareholders of the Company. The Plan shall continue from year to year until terminated by the Board.

     SECTION 12 Amendment of the Plan. The Board may amend, modify or terminate the Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of a Performance Award for a Plan Year already ended. In addition, any amendment or modification of the Plan shall be subject to shareholder approval if necessary for purposes of qualifying compensation paid under the Plan as "performance-based compensation" under Code Section 162(m).

     SECTION 13  General Provisions

     13.1 Unfunded Plan. The Plan shall be an unfunded incentive compensation arrangement for a select group of key management employees of the Company and its participating Subsidiaries. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive a Performance Award shall be no greater than the right of an unsecured general creditor of the Company. All Performance Awards shall be paid from the general funds of the Company, and no segregation of assets shall be made to ensure payment of Performance Awards.

     13.2 Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of law.

     13.3 Section Headings. The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of the Plan's sections.

     13.4 Effect on Employment. Nothing contained in the Plan shall affect or be construed as affecting the terms of employment of any Eligible Employee except as expressly provided in the Plan. Nothing in the Plan shall affect or be construed as affecting the right of the Company or a Subsidiary to terminate the employment of an Eligible Employee at any time for any reason, with or without cause.

     13.5 Successors. All obligations of the Company with respect to Performance Awards granted under the Plan shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.

     13.6 Withholding of Taxes. The Company shall deduct from each Performance Award the amount of any taxes required to be withheld by any governmental authority.

     IN WITNESS WHEREOF, Oxford Industries, Inc. has caused this Plan to be
executed this   day of         , 2003.

                                          OXFORD INDUSTRIES, INC.

                                          By:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                                                       EXHIBIT 2

                 OXFORD INDUSTRIES, INC. 1997 STOCK OPTION PLAN
                      (AS AMENDED EFFECTIVE JULY 14, 2003)

                                       I.

                                    PURPOSE

     The purpose of the Oxford Industries, Inc. 1997 Stock Option Plan (the "Plan") is to advance the interests of Oxford Industries, Inc. (the "Company") and its stockholders by providing the opportunity for key employees to purchase shares of the Company's common stock through the exercise of stock options and to benefit from the Company's future growth.

                                      II.

                             EFFECTIVE DATE OF PLAN

     The effective date of this Plan shall be the date it is adopted by the Board of Directors, provided that the shareholders of the Company shall approve this Plan after the date of its adoption in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable provisions of the Code, State law or NASD or exchange listing requirements within 12 months after the date of adoption. If any options are granted under this Plan before the date of such shareholder approval, such options automatically shall be granted subject to such approval.

                                      III.

                           ADMINISTRATION OF THE PLAN

     This Plan shall be administered by a Stock Option and Compensation Committee (the "Committee") of not less than two (2) Directors to be appointed by the Board of Directors. Each member of the Committee shall at all times be an "outside director" within the meaning of Code sec. 162(m) and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret the Plan and (subject to Rule 16b-3 under the Exchange Act) to take such other action (except to the extent the right to take such action is expressly exclusively reserved for the Board of Directors or the Company's shareholders) in the administration or operation of this Plan as the Committee deems equitable under the circumstances. The interpretation of any provision of this Plan by the Committee and any action taken by the Committee under this Plan or with respect to any option granted hereunder shall be final and binding on all persons. No Committee member shall be personally liable for any interpretation or action made or taken in good faith under this Plan or with respect to any option granted hereunder and, to the extent permitted by law, each member shall be indemnified by the Company against any liability and expenses arising from such interpretation or action.

                                      IV.

                                  ELIGIBILITY

     The persons eligible to participate in this Plan as recipients of stock options shall be only those employees that the Committee in its discretion determines to be key employees of the Company or any of the Company's subsidiary corporations ("Subsidiary Corporations"), as defined in Section 424(f) of the Code. Directors of the Company who are otherwise employed by the Company are eligible employees.

                                       V.

                                GRANT OF OPTIONS

     The Committee in its discretion may from time to time grant options to purchase shares of stock to any eligible employees and determine the number of shares which may be subject to each such option; provided, however, no option shall be granted in any fiscal year of the Company to any employee for more than 100,000 shares of stock. Further, the Committee in its discretion shall have the right to grant new options under this Section V in exchange for the surrender of outstanding options which have a higher or lower option price, as well as the right to grant "reload" options to replace shares that may have been surrendered or withheld in connection with the exercise of an option (whether the option exercised was granted under this Plan or any other stock option plan of the Company). Each option granted pursuant to this Plan shall be expressed in a written agreement between the eligible employee and the Company incorporating such terms and conditions as may be determined by the Committee in its discretion at the time of grant, subject to the terms, conditions and limitations set forth in this Plan. Options granted pursuant to this Plan may be either incentive stock options under Section 422 of the Code ("Incentive Stock Options") or options which do not qualify as Incentive Stock Options, as determined by the Committee in its discretion at the date of grant of each option and specified in the written agreement granting such option. If the Committee grants an Incentive Stock Option and an option which does not qualify as an Incentive Stock Option to an eligible employee on the same date, the right of the eligible employee to exercise one such option shall not be conditioned on his failure to exercise the other such option.

                                      VI.

                                 OPTION SHARES

     There shall be an aggregate number of 1,250,000 shares of $1.00 par value common stock of the Company which may be subject to options granted pursuant to this Plan. The shares may be either authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of the Company. In the event any shares are subject to options which terminate for any reason without being exercised (including, without limitation, the cancellation, expiration or exchange of such options), such shares shall again become available for issuance pursuant to options hereunder until the termination of the Plan as provided in
Section XI hereof.

                                      VII.

                                  OPTION PRICE

     The purchase price for each share of stock with respect to which an option is granted pursuant to this Plan (the "option price") shall be determined by the Committee but the option price for each share of stock subject to an Incentive Stock Option shall in no event be less than one hundred (100%) percent of the fair market value of the stock at the time such option is granted. The option price for each share of stock which is not subject to an Incentive Stock Option may (in the absolute discretion of the Committee) be more or less than or equal to the fair market value of a share of stock on the date such option is granted; provided, however, that in no event shall the option price be less than adequate consideration as determined by the Committee. For purposes of this Section VII, the fair market value of a share of stock shall mean the mean between the high and the low sales prices on any date for a share of stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or (b) if the stock is not traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or (c) if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or (d) if no such closing price is available on such date, such closing price as so reported or so quoted in accordance with subsection (a) above for the immediately preceding business day or, (e) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation methods that a share of stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts. Such option price shall be payable according to the payment method specified by the Committee in each option. The payment methods available for selection by the Committee are cash (including by delivery of a personal check) only, surrendering common stock of the Company or, to the extent allowed by the Committee in its discretion, electing that the Company withhold shares of stock (that otherwise would be transferred to the eligible employee as a result of the exercise of such option), any combination of cash and common stock of the Company or such other method as determined by the Committee. To the extent that the eligible employee elects to pay the option price with shares of common stock, such stock shall be valued at fair market value as of the day such shares are surrendered as payment or treated by the Committee as withheld from the exercise of the Option. Any election to withhold shares otherwise transferable upon exercise in payment of the option price, and any such withholding, shall be in accordance with the provisions of Rule 16b-3 under the Exchange Act.

                                     VIII.

                                TERMS OF OPTIONS

     The period during which an option granted under this Plan can be exercised shall commence on the last day of the six (6) month period which begins on the date of grant of the option and continue until such option expires by its terms. No option granted under this Plan shall be exercisable by its terms after the earlier of (a) the date the option is exercised in full, (b) the termination for any reason of such option (including, without limitation, the cancellation, expiration or exchange of such option), (c) the expiration of ten (10) years from the date such option is granted, or (d) the expiration of three (3) months from the date the employee first ceases to be an employee of the Company or any of its Subsidiary Corporations for any reason, except as otherwise provided in the terms of the option in accordance with the provisions of this Section VIII relating to death or permanent disability.

     Any option granted under this Plan may, but shall not be required to, provide either or both of the following:

          (a) in the event the eligible employee dies prior to the expiration of the option, the option may be exercised in whole or in part by the person or persons to whom such right passes by will or inheritance or by the executor or administrator of the eligible employee's estate at any such time or within such time as the Committee may specify in the terms of the option; or

          (b) in the event the eligible employee first ceases employment with the Company or any of its Subsidiary Corporations because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) prior to expiration of the option, the option may be exercised by such disabled eligible employee in whole or in part at such time or within such time as the Committee may specify in the terms of the option, but in no event later than the expiration of one (1) year from the date the eligible employee ceases such employment by reason of such disability; provided, however, that in neither such event shall the option be exercisable after the expiration of ten (10) years from the date such option is granted.

                                      IX.

                              NON-TRANSFERABILITY

     Each option granted pursuant to this Plan by its terms shall not be transferable by the eligible employee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the eligible employee's lifetime, only by him.

                                       X.

                       INCENTIVE STOCK OPTION LIMITATIONS

     No Incentive Stock Option shall be granted to an eligible employee who, immediately before the option is granted, owns stock (taking into consideration the attribution rules of Section 424(d) of the Code) possessing greater than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless:

          (a) the option price is at least one hundred ten (110%) percent of the fair market value of the stock subject to the option at the date of grant; and

          (b) the option by its terms is not exercisable after the expiration of five (5) years from the date the option is granted.

     To the extent the aggregate fair market value (as determined as of the date the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options granted after December 31, 1986 first become exercisable by an eligible employee in any calendar year beginning after such date pursuant to this Plan or any other plans of the Company or a Subsidiary Corporation which satisfy the requirements of Section 422 of the Code exceeds $100,000, such options shall not be treated as Incentive Stock Options. The Committee shall interpret and administer the $100,000 limitation set forth in this paragraph in accordance with Section 422(d) of the Code.

                                      XI.

                                TERM OF THE PLAN

     No option shall be granted under this Plan on or after the earlier of July 14, 2007, in which event this Plan shall thereafter continue in effect until all outstanding options have been exercised in full or are no longer exercisable, or the date on which all the stock reserved under Section VI of this Plan has (as a result of exercise of options under this Plan) been issued or is no longer available for use under this Plan, in which event this Plan shall also terminate on such date.

                                      XII.

                           TERMINATION OF EMPLOYMENT

     The employment of any eligible employee shall not be deemed to have terminated if he is transferred to and becomes an employee of a Subsidiary Corporation, or if he is an employee of such a Subsidiary Corporation and is transferred to or becomes an employee of the Company or of another Subsidiary Corporation.

                                     XIII.

                 ADJUSTMENT FOR CHANGES AFFECTING COMMON STOCK

     The Committee in its discretion, to prevent dilution or enlargement of the rights represented by options, may make appropriate adjustments to the number and kind of shares available for issuance pursuant to options to be granted under this Plan, and to the number, kind and option prices of shares subject to outstanding options under this Plan, to give equitable effect to any reorganization, recapitalization, exchange of shares, stock split, stock dividend, rights offering, combination of shares, merger, consolidation, spin-off, partial liquidation, or other similar transaction affecting the Company's capitalization or corporate structure, including without limitation any "corporate transaction" as that term is used in Section 424(a) of the Code which provides for the substitution or assumption of such options.

                                      XIV.

                       AMENDMENT OR DISCONTINUANCE OF THE
                          PLAN OR OUTSTANDING OPTIONS

     This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, to the extent required in accordance with Section 422 of the Code, no such amendment shall be made absent approval of the shareholders of the Company (a) to increase the number of shares of stock reserved under the Plan, or (b) to change the class of employees eligible under the Plan; and, provided, further, that, to the extent shareholder approval of any amendment is required to comply with other applicable provisions of the Code, State law or NASD or exchange listing requirements the Committee shall not so amend this Plan absent the approval of the shareholders of the Company. The Committee also may suspend the granting of options under this Plan at any time and may terminate this Plan at any time; provided, however, the Committee shall not have the right unilaterally to modify, amend or cancel any option granted before such suspension or termination unless (1) the holder of such option consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section XIII or XVI of this Plan.

                                      XV.

                         NO EMPLOYMENT RIGHTS CONFERRED

     Nothing in this Plan or in any option granted hereunder shall confer upon any person any right of employment or continued employment by the Company or its Subsidiary Corporations or impair the Company's and its Subsidiary Corporations' rights to terminate any person's employment.

                                      XVI.

                      SALE OR MERGER OR CHANGE IN CONTROL

     If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, share exchange, division or other corporate transaction in which stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the options granted under this Plan, each option at the direction and discretion of the Committee shall (effective as of a date selected by the Committee) be (a) cancelled unilaterally by the Company (subject to such conditions, if any, as the Committee deems appropriate under the circumstances) in exchange for whole shares of stock (and cash in lieu of a fractional share) the number of which, if any, shall be determined by the Committee by dividing (1) the excess of the then fair market value of the stock then subject to exercise (as determined without regard to any vesting schedule for such option) under such option over the option price of such stock by (2) the then fair market value of a share of stock, or (b) cancelled unilaterally by the Company if the option price equals or exceeds the fair market value of a share of stock on such date.

     If there is a change in control of the Company or a tender or exchange offer is made for stock other than by the Company, the Committee thereafter shall have the right to take such action with respect to any unexercised option, or all such options, as the Committee deems appropriate under the circumstances to protect the interest of the Company in maintaining the integrity of such grants under this Plan, including following the procedures set forth in this section for a sale or merger of the Company. The Committee shall have the right to take different action under this Section XVI upon a change in control with respect to different employees or different groups of employees, as the Committee deems appropriate under the circumstances. For purposes of this
Section XVI, a change in control shall mean the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of stock, by contract or otherwise. For purposes of this definition, (1) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (2) customary agreements with or between the underwriters and selling group members with respect to a bona fide public offering of stock shall be disregarded.

                                     XVII.

                             NO SHAREHOLDER RIGHTS

     No eligible employee shall have any right as a shareholder of the Company as a result of the grant of an option to him under this Plan or his exercise of such option pending the actual delivery of stock subject to such option to such eligible employee.

                                     XVIII.

                                OTHER CONDITIONS

     Each option agreement may require that an eligible employee (as a condition to the exercise of an option) enter into any agreement or make such representations prepared by the Company, including any agreement which restricts the transfer of stock acquired pursuant to the exercise of such option or provides for the repurchase of such stock by the Company under certain circumstances. Certificates representing shares of stock transferred upon the exercise of an option granted under this Plan may, at the discretion of the Company, bear a legend to the effect that such stock has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and that such stock may not be sold or offered for sale in the absence of an effective registration statement as to such stock under the Securities Act of 1933, as amended, and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                      XIX.

                                  WITHHOLDING

     The exercise of any option granted under this Plan shall constitute an employee's full and complete consent to whatever action the Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to such exercise. The Committee also shall have the right to provide in an option agreement that an employee may elect to satisfy federal and state withholding requirements through a reduction in the number of shares of stock actually transferred to him under this Plan, and if the employee is subject to the reporting requirements under Section 16 of the Exchange Act, any such election and any such reduction shall be effected so as to satisfy the conditions to an exemption under Rule 16b-3 under the Exchange Act.

                                      XX.

                                  CONSTRUCTION

     This Plan shall be construed under the laws of the State of Georgia.

                                                                       EXHIBIT 3

               OXFORD INDUSTRIES, INC. 1997 RESTRICTED STOCK PLAN
                     (AS AMENDED EFFECTIVE AUGUST 18, 2003)

                                       I.

                                    PURPOSE

     The purpose of the Oxford Industries, Inc. 1997 Restricted Stock Plan (the "Plan") is to advance the interests of Oxford Industries, Inc. (the "Company") and its stockholders by providing the opportunity for the Company to compensate its key employees with shares of common stock containing restrictions on sale and other restrictions in lieu of cash compensation.

                                      II.

                             EFFECTIVE DATE OF PLAN

     The effective date of this Plan shall be the date it is adopted by the Board of Directors, provided that the shareholders of the Company shall approve this Plan after the date of its adoption in accordance with and all applicable provisions of the Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), State law or NASD or exchange listing requirements within 12 months after the date of adoption. No shares of stock shall be issued under this Plan prior to approval by the shareholders of the Company.

                                      III.

                           ADMINISTRATION OF THE PLAN

     This Plan shall be administered by a Stock Option and Compensation Committee (the "Committee") of not less than two (2) Directors to be appointed by the Board of Directors. Each member of the Committee shall at all times be an "outside director" within the meaning of Code sec.162(m) and a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret the Plan and (subject to Rule 16b-3 under the Exchange Act) to take such other action (except to the extent the right to take such action is expressly exclusively reserved for the Board of Directors or the Company's shareholders) in the administration or operation of this Plan as the Committee deems equitable under the circumstances. The interpretation of any provision of this Plan by the Committee and any action taken by the Committee under this Plan or with respect to any restriction imposed with respect to any share issued under this Plan shall be final and binding on all persons. No Committee member shall be personally liable for any interpretation or action made or taken in good faith under this Plan or with respect to any restriction imposed with respect to any shares issued under this Plan, and, to the extent permitted by law, each member shall be indemnified by the Company against any liability and expenses arising from such interpretation or action.

                                      IV.

                                  ELIGIBILITY

     The persons eligible to participate in this Plan as recipients of stock issued under this Plan shall be only (i) those employees that the Committee in its discretion determines to be key employees of the Company or any of the Company's subsidiary corporations ("Subsidiary Corporations"), as defined in
Section 424(f) of the Code, and (ii) non-employee members of the Company's Board of Directors. Directors of the Company who are otherwise employed by the Company are eligible employees.

                                       V.

                          ISSUANCE OF RESTRICTED STOCK

     The Committee in its discretion may from time to time issue shares of stock in lieu of base compensation and compensation under the Company's incentive plans that otherwise would be paid in cash. The Committee in its discretion shall determine the key employees to whom shares of stock shall be issued and the number of shares to be issued to such employees.

     As a condition of the issuance of shares under this Plan the Committee may require the employee to enter into an agreement which restricts the right of the employee to transfer the shares of stock until satisfaction of such performance or other conditions (including, without limitation, continuation of employment for a time set by the Committee) as the Committee in its complete discretion may require (the "Restrictions"). The agreement shall state that if an employee fails to satisfy each and every Restriction, the employee shall forfeit the shares or transfer the shares to the Company and receive no consideration from the Company on account of such transfer. Each agreement shall specify what dividend and voting rights, if any, an employee shall have with respect to stock issued subject to Restrictions pending either the satisfaction of the Restrictions or the forfeiture of the stock or transfer of the stock upon failure to satisfy the Restrictions.

     As a further condition of the issuance of shares under this Plan, the Committee may require that the actual certificates issued with respect to such shares be held by the Company until the Restrictions shall be satisfied.

                                      VI.

                                NUMBER OF SHARES

     There shall be an aggregate number of 100,000 shares of $1.00 par value common stock of the Company which may be issued pursuant to this Plan. The shares may be either authorized and unissued shares or issued shares held in or hereafter acquired for the treasury of the Company. In the event any shares are transferred to the Company on account of an employee's failure to satisfy the Restrictions (as an example, without limitation, the employee's failure to remain in the employment of the Company), such shares shall again become available for issuance until the termination of this Plan as provided in Section XI hereof.

     The Committee in its discretion may make appropriate adjustment to the number and kind of shares available for issuance pursuant to this Plan to give equitable effect to any reorganization, recapitalization, exchange of shares, stock split, stock dividend, rights offering, combination of shares, merger, consolidation, spin-off, partial liquidation, or other similar transaction affecting the Company's capitalization or corporate structure, including without limitation any "corporate transaction" as that term is used in Section 424(a) of the Code.

                                      VII.

                              VALUATION OF SHARES

     The value of each share of stock issued pursuant to this Plan shall be the fair market value of a share of stock (determined without taking into account any Restrictions applicable to the stock) on the date that (but for the issuance of the stock) cash compensation would have been paid to the employee as determined by the Committee. For purposes of this Section VII, the fair market value of a share of stock shall mean the mean between the high and the low sales prices on any date for a share of stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or (b) if the stock is not traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or (c) if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or (d) if no such closing price is available on such date, such closing price as so reported or so quoted in accordance with subsection (a) above for the immediately preceding business day or, (e) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation methods that a share of stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     The number of shares of stock that will be issued by the Company in lieu of cash compensation will be determined by the Committee by dividing the amount of the cash compensation which the Committee has chosen to pay in shares of stock by the fair market value of a share of stock (determined without taking into account any Restrictions applicable to the stock) on the date that compensation would have been paid to the employee as determined by the Committee in accordance with the preceding paragraph, and will be rounded down to the nearest whole share of stock.

                                     VIII.

                              NON-TRANSFERABILITY

     Each share issued pursuant to this Plan by its terms shall not be transferable by the employee until the Restrictions have been satisfied.

                                      IX.

                                TERM OF THE PLAN

     No share shall be issued under this Plan on or after July 14, 2007, in which event this Plan shall thereafter continue in effect until the Restrictions on all shares issued under this Plan shall have been satisfied or the shares have been forfeited or transferred to the Company because the Restrictions on the shares were not satisfied.

                                       X.

                           TERMINATION OF EMPLOYMENT

     The employment of any eligible employee shall not be deemed to have terminated if he is transferred to and becomes an employee of a Subsidiary Corporation, or if he is an employee of such a Subsidiary Corporation and is transferred to or becomes an employee of the Company or of another Subsidiary Corporation.

                                      XI.

                    AMENDMENT OR DISCONTINUANCE OF THE PLAN

     This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, that to the extent shareholder approval of any amendment is required to comply with applicable provisions of the Code, State law or NASD or exchange listing requirements the Committee shall not so amend this Plan absent the approval of the shareholders of the Company. The Committee also may suspend the issuance of shares under this Plan at any time and may terminate this Plan at any time; provided, however, the Committee shall not have the right unilaterally to modify, amend or cancel any Restriction placed on shares unless (1) the holder of shares consents in writing to such modification, amendment or cancellation or
(2) there is a dissolution or liquidation of the Company or a transaction described in Section XIII of this Plan.

                                      XII.

                         NO EMPLOYMENT RIGHTS CONFERRED

     Nothing in this Plan or in any share issued hereunder shall confer upon any person any right of employment or continued employment by the Company or its Subsidiary Corporations or impair the Company's and its Subsidiary Corporations' rights to terminate any person's employment.

                                     XIII.

                      SALE OR MERGER OR CHANGE IN CONTROL

     If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, share exchange, division or other corporate transaction in which stock is converted into another security or into the right to receive securities or property, the Committee may in its sole discretion remove some or all Restrictions on shares issued under this Plan.

     If there is a change in control of the Company or a tender or exchange offer is made for stock other than by the Company, the Committee may in its sole discretion remove some or all Restrictions on shares issued under this Plan. The Committee shall have the right to take different action under this Section XIII upon a change in control with respect to different employees or different groups of employees, as the Committee deems appropriate under the circumstances. For purposes of this Section XIII, a change in control shall mean the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not previously possessing such power), acting alone or in conjunction with others, whether through the ownership of stock, by contract or otherwise. For purposes of this definition, (1) the term

"person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government and (2) customary agreements with or between the underwriters and selling group members with respect to a bona fide public offering of stock shall be disregarded.

                                      XIV.

                                OTHER CONDITIONS

     Certificates representing shares of stock issued under this Plan may, at the discretion of the Company, bear a legend to the effect that such stock has not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and that such stock may not be sold or offered for sale in the absence of an effective registration statement as to such stock under the Securities Act of 1933, as amended, and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing shares of stock issued under this Plan also may, at the discretion of the Committee, bear a legend to the effect that such stock is subject to Restrictions and may not be transferred until satisfaction of such Restrictions, with any attempted transfer of the stock in violation of such legend to result in forfeiture of the stock.

                                      XV.

                                  WITHHOLDING

     Each agreement entered into pursuant to this Plan which restricts the right of an employee to transfer shares of stock issued pursuant to this Plan may allow the Committee to take whatever action the Committee deems necessary to satisfy the federal, state and other tax withholding requirements, if any, which the Committee acting in its discretion deems applicable to the stock issued pursuant to this Plan.

                                      XVI.

                                  CONSTRUCTION

     This Plan shall be construed under the laws of the State of Georgia.

                                                                       EXHIBIT 4

                     RESTATED ARTICLES OF INCORPORATION OF
                            OXFORD INDUSTRIES, INC.

                                       I.

                                 CORPORATE NAME

     The name of the corporation is

                            OXFORD INDUSTRIES, INC.

                                      II.

                              CORPORATE EXISTENCE

     The corporation shall have perpetual duration.

                                      III.

                         CORPORATE PURPOSES AND POWERS

     The purpose of the corporation shall be to manufacture, purchase and sell garments and clothing of all kinds; to manufacture, purchase and sell dictation equipment and other business machines and equipment of all kinds; to deal generally in properties of every kind or description, tangible or intangible, real, personal or mixed; and to conduct any other businesses and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia; and the corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                      IV.

                                 CAPITAL STOCK

     A. General. The total number of shares of capital stock which the corporation shall have authority to issue is ninety million (90,000,000), of which sixty million (60,000,000) shall be common stock of $1 par value per share and of which thirty million (30,000,000) shall be preferred stock of $1 par value per share. The authorized but unissued shares of common stock and preferred stock shall be available for issuance and sale at any time and from time to time, either in whole or in part, and upon such terms and conditions and for such consideration, not less than the par value thereof, as may be provided by the Board of Directors of the corporation.

     B. Common Stock. The common stock shall be deemed to be stock entitled to vote within the meaning of any of the provisions of the laws of the State of Georgia and each holder of common stock shall, at every meeting of stockholders, be entitled to one vote, in person or by proxy, for each share of such stock held by him.

     C. Preferred Stock. The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and limitations of the preferred stock:

          (1) Dividends on the preferred stock shall be cumulative.

          (2) The preferred stock shall rank superior to the common stock both as to the payment of dividends (other than dividends payable solely in shares of common stock) and as to amounts distributable upon the voluntary or involuntary liquidation of the corporation.

          (3) At any time after full cumulative dividends for all previous dividend periods shall have been paid on the preferred stock and each other class of stock (if any) ranking superior to or in parity with the preferred stock as to dividends, and after declaring and making provision for the payment in full of the quarterly dividends for the current dividend period on the preferred stock and on each other class of stock ranking superior to or in parity with the preferred stock as to dividends, and after all requirements with respect to any purchase, retirement or sinking fund or funds for all series of the preferred stock and each other class of stock ranking superior to or in parity with the preferred stock have been complied with, then, but not prior thereto, out of any funds of the corporation lawfully available therefor, dividends may be declared and paid on the class or classes of stock junior to the preferred stock as to dividends, subject to the respective terms and provisions (if any) applying thereto. The provisions of this paragraph shall not be applicable to dividends payable solely in shares of common stock to holders of the common stock. If at any time the corporation shall fail to pay full cumulative dividends on any shares of the preferred stock or on any other class of stock ranking superior to or in parity with the preferred stock, or if at any time the corporation shall be in default under the requirements with respect to any purchase, retirement or sinking fund or funds applicable to any series of the preferred stock or any other class of stock ranking superior to or in parity with the preferred stock, thereafter until such dividends shall have been paid or declared and set apart for payment and any other such default remedied, the corporation shall not purchase, redeem, or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking in parity with or junior to the preferred stock.

          (4) In the event of any voluntary or involuntary liquidation of the corporation, after payment or provision for payment of the debts and other liabilities of the corporation, after making provision for preferred stock superior to the preferred stock as to payments upon liquidation and before any distribution to the holders of the common stock or any subordinate preferred stock, the holders of each series of the preferred stock shall be entitled to receive out of the net assets of the corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of preferred stock, plus all dividends accumulated and unpaid on each such share of preferred stock up to the date fixed for distribution, and no more. If the above-stated amount payable to the holders of the preferred stock cannot be paid in full, the holders of the shares of preferred stock shall share ratably in any distribution of assets in proportion to the sums which would have been paid to them upon such distribution if all sums payable to holders of the preferred stock and all classes of stock in parity with the preferred stock were paid and discharged in full. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a voluntary or involuntary liquidation.

          (5) For purposes hereof, any class or classes of stock shall be deemed to rank (i) superior to the preferred stock, either as to dividends or as to distributions in liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or to the receipt of amounts distributable upon liquidation of the corporation, as the case may be, in preference or priority to the holders of the preferred stock; (ii) in parity with the preferred stock, either as to dividends or as to distributions in liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the preferred stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or to the receipt of amounts distributable upon liquidation of the corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the preferred stock; and (iii) junior to the preferred stock, either as to dividends or as to distributions in liquidation, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the preferred stock in respect of receipt of dividends (other than dividends payable in shares of common stock) or to the receipt of amounts distributable upon liquidation of the corporation, as the case may be.

          (6) All shares of preferred stock shall be identical except that the Board of Directors of the corporation is hereby expressly authorized and empowered to divide the preferred stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the following provisions of such series:

             (a) The distinctive designation of such series and the number of shares to be included in such series;

             (b) The rate of dividend, the times of payment and the date from which the dividends shall be accumulated;

             (c) Whether shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption;

             (d) The amount payable upon shares in the event of voluntary or involuntary liquidation;

             (e) Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

             (f) The terms and conditions, if any, on which shares may be converted;

             (g) Whether or not shares have voting rights, and the extent of any such voting rights, which rights may include, without limitation, the right to vote generally with the common stock for the election of members of the Board of Directors and on other matters and/or the right, either generally or upon the occurrence of specified circumstances, to vote specially as a class for the election of one or more members of the Board of Directors; and

             (h) Any other preferences, rights, restrictions and qualifications of shares of such class or series permitted by law and these Articles of Incorporation.

          (7) After the Board of Directors of the corporation has established a series in accordance with the terms of applicable law and these Articles of Incorporation, the Board of Directors may at any time and from time to time increase or decrease the number of shares contained in such series, but not below the number of shares thereof then issued, by adopting a resolution making such change.

          (8) Each share of preferred stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends thereon shall accumulate and other details which because of the passage of time are required to be made in order for the substantive rights of the holders of the shares of such series to be identical.

     D. Miscellaneous. Except as otherwise provided in these Articles of Incorporation, and in addition to the powers conferred on the Board of Directors by Article VI of these Articles of Incorporation, the Board of Directors shall have authority to cause the corporation to issue from time to time, without any vote or other action by the stockholders, any or all shares of stock of the corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock or the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine; provided, that the consideration for the issuance of shares of stock of the corporation (unless issued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully-paid stock, and the holders of such stock shall not be liable to any further calls or assessments thereon.

                                       V.

                           DENIAL OF PREEMPTIVE RIGHT

     No shareholder shall have any preemptive right to subscribe for or to purchase any shares of stock or other securities issued by the corporation.

                                      VI.

                            STOCK RIGHTS OR OPTIONS

     The corporation shall have the power to create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, warrants and other rights or options entitling the holders thereof to purchase from the corporation, for such consideration and upon such terms and conditions as may be fixed by the Board of Directors, shares of common stock of the corporation, whether authorized but unissued shares or treasury shares.

                                      VII.

                       DEALINGS IN SHARES OF CORPORATION

     The corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor.

                                     VIII.

                       DISTRIBUTIONS FROM CAPITAL SURPLUS

     Subject to the provisions of Section 22-512 of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the corporation, in cash or in property, to holders of shares of the corporation out of the capital surplus of the corporation.

                                      IX.

                     AMENDMENT OF ARTICLES OF INCORPORATION

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are subject to this reservation.

                                       X.

                              FAIR PRICE PROVISION

     A. Business Combination Approval. In addition to any vote otherwise required by law, these Articles of Incorporation or any resolution of the Board of Directors pursuant to which preferred stock is issued, and except as expressly provided in this Article X, a Business Combination shall be (a) unanimously approved by the Continuing Directors, provided that the Continuing Directors constitute at least three members of the Board of Directors at the time of such approval, or (b) recommended by at least two-thirds of the Continuing Directors and approved by a majority of the votes entitled to be cast by holders of Voting Shares, other than Voting Shares beneficially owned by the Interested Shareholder who is, or whose Affiliate is, a party to the Business Combination.

     B. Exception to Approval Requirements. As used in this paragraph B, the term "Interested Shareholder" refers to the Interested Shareholder which is a party to, or an Affiliate of which is a party to, the Business Combination in question. The vote required by paragraph A of this Article X does not apply to a Business Combination if each of the following conditions is met:

          (1) Minimum Value. The aggregate amount of cash, and the Fair Market Value as of five days before the consummation of the Business Combination of consideration other than cash, to be received per share by holders of any class of common shares or any class or series of preferred shares in such Business Combination is at least equal to the highest of the following: (a) the highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Interested Shareholder for any shares of the same class or series acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher; (b) the Fair Market Value per share of such class or series as determined on the Announcement Date and as determined on the Determination Date, whichever is higher; or (c) in the case of shares other than common shares, the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation; provided that this clause
     (c) shall only apply if the Interested Shareholder has acquired shares of such class or series within the two-year period immediately prior to the Announcement Date;

          (2) Form of Consideration. The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the Interested Shareholder has previously paid for shares of the same class or series. If the Interested Shareholder has paid for shares of any class or series of shares with varying forms of consideration, the form of consideration for such class or series of shares shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by the Interested Shareholder;

          (3) Procedural Requirements. After the Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

             (a) Unless approved by a majority of the Continuing Directors, there shall have been (i) no failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the corporation, (ii) no reduction in the annual rate of dividends paid on any class of common shares, except as necessary to reflect any subdivision of the shares, (iii) an increase in such annual rate of dividends as is necessary to reflect any reclassification, including any reverse share split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares, and (iv) no increase in the Interested Shareholder's percentage ownership of any class or series of shares of the corporation by more than one percent in any 12-month period;

             (b) The provisions of clauses (a)(i) and (ii) of this subparagraph
        (3) shall not apply if the Interested Shareholder or an Affiliate or Associate of the Interested Shareholder did not vote as a director of the corporation in a manner inconsistent with clauses (a)(i) and (ii) of this subparagraph (3) and the Interested Shareholder within ten days after any act or failure to act inconsistent with clauses (a)(i) and
        (ii) of this subparagraph (3), notified the Board of Directors of the corporation in writing that the Interested Shareholder disapproved thereof and requested in good faith that the Board of Directors rectify the act or failure to act; and

          (4) Dealings Between the Corporation and an Interested Shareholder. After the Interested Shareholder has become an Interested Shareholder, the Interested Shareholder has not received the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges, or other financial assistance, or any tax credits or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such Business Combination or otherwise.

     C. Definitions.  For the purposes of this Article X:

          (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

          (2) "Announcement Date" means the date of the first general public announcement of the proposal of the Business Combination.

          (3) "Associate" when used to indicate a relationship with any person, means (a) any corporation or organization, other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is the beneficial owner of ten percent or more of any class of equity securities, (b) any trust or other estate in which such person has a beneficial interest of ten percent or more, or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

          (4) "Beneficial Owner" -- a person shall be considered to be the beneficial owner of any equity securities: (a) which such person or any of such person's Affiliates or Associates owns, directly or indirectly; (b) which such person or any of such person's Affiliates or Associates, directly or indirectly, has (i) the right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or
     (c) which are owned, directly or indirectly, by any other person with which such person or any of such person's Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities.

          (5) "Business Combination" means:

             (a) Any merger or consolidation of the corporation or any subsidiary with (i) any Interested Shareholder or (ii) any other corporation, whether or not itself an Interested Shareholder, which is, or after the merger or consolidation would be, an Affiliate of an Interested Shareholder that was an Interested Shareholder prior to the consummation of the transaction;

             (b) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12-month period, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the corporation or any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of ten percent or more of the net assets of the corporation as of the end of such fiscal quarter;

             (c) The issuance or transfer by the corporation, or any subsidiary, in one transaction or a series of transactions in any 12-month period, of any equity securities of the corporation or any subsidiary which have an aggregate market value of five percent or more of the total market value of the outstanding common and preferred shares of the corporation whose shares are being issued, to any Interested Shareholder or any Affiliate of any Interested Shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's Voting Shares or any other method affording substantially proportionate treatment to the holders of Voting Shares;

             (d) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an Interested Shareholder or an Affiliate of any Interested Shareholder; or

             (e) Any reclassification of securities, including any reverse stock split, or recapitalization of the corporation or any merger or consolidation of the corporation with any of its subsidiaries which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12-month period, of increasing by five percent or more the proportionate amount of the outstanding shares of any class or series of equity securities of the corporation or any subsidiary which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

          (6) "Continuing Director" means any member of the Board of Directors who is not an Affiliate or Associate of an Interested Shareholder or any of its Affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the Determination Date, and any successor to such Continuing Director who is not an Affiliate or an Associate of an Interested Shareholder or any of its Affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all the Continuing Directors.

          (7) "Control", including the terms "controlling", "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the beneficial ownership of shares representing ten percent or more of the votes entitled to be cast by a corporation's Voting Shares shall create an irrebuttable presumption of control.

          (8) "Corporation" shall include, as the context indicates, Oxford Industries, Inc., any other corporation, or any trust merging with a corporation pursuant of Section 53-12-59 of the Official Code of Georgia.

          (9) "Determination Date" means the date on which an Interested Shareholder first became an Interested Shareholder.

          (10) "Fair Market Value" means (a) in the case of securities, the highest closing sale price, during the period beginning with and including the Determination Date and for twenty-nine days prior to such date, of such a security on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sale price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30-day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the Board of Directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire Board of Directors; and (b) in the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the Board of Directors by a majority of all of the Continuing Directors, or, if there are no Continuing Directors, by the entire Board of Directors of the corporation.

          (11) "Interested Shareholder" means any person, other than the corporation or its subsidiaries, that (a)(i) is the Beneficial Owner of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) is an Affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding Voting Shares of the corporation; and (b) for the purpose of determining whether a person is an Interested Shareholder, the number of Voting Shares deemed to be outstanding shall not include any unissued Voting Shares which may be issuable pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants or options or otherwise.

          (12) "Voting Shares" means shares entitled to vote generally in the election of directors.

     D. Inapplicability to Certain Business Combinations. The requirements of paragraph A of this Article X shall never apply to Business Combinations with an Interested Shareholder or its Affiliates if, during the three-year period immediately preceding the consummation of the Business Combination, the Interested Shareholder has not at any time during such period (a) ceased to be an Interested Shareholder, or (b) increased its percentage ownership of any class or series of common or preferred shares of the corporation by more than one percent in any 12-month period.

     E. Miscellaneous. A majority of Continuing Directors shall have the power and duty to make interpretations and determinations with respect to compliance with this Article X, and such interpretations and determinations shall be conclusive and binding on all persons. Compliance by an Interested Shareholder with the requirements of this Article X shall not relieve such Interested Shareholder from any fiduciary duty under applicable laws, including without limitation any fiduciary duty to other stockholders or to the corporation.

     F. Amendment or Repeal of this Article. Notwithstanding and in addition to any vote required by these Articles of Incorporation, the Bylaws of the corporation, applicable laws, or any resolution of the Board of Directors pursuant to which preferred stock is issued, the affirmative vote of two-thirds of the Continuing Directors and a majority of the votes entitled to be cast by the Voting Shares of the corporation, other than shares beneficially owned by any Interested Shareholder and Affiliates and Associates of any Interested Shareholder, shall be required to amend, alter, change or repeal this Article X or to adopt any provision in the Articles or Bylaws inconsistent with this
Article X.

                                      XI.

                               BOARD OF DIRECTORS

     A. Number. The Board of Directors of the corporation shall consist of nine or more members. The number of directors shall be fixed by the Bylaws. Such number may be increased, or decreased to no less than nine, by amendment to the Bylaws either by the Board of Directors or by the vote of the holders of seventy-five (75%) percent of the corporation's outstanding capital stock entitled to vote generally in the election of directors, voting as a single class.

     B. Classes. The Board of Directors shall be divided into three classes (not to include directors that may be elected under these Articles of Incorporation or resolutions of the Board of Directors by the holders of preferred stock), each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At the 1986 Annual Meeting of Stockholders, Class I directors shall be elected for a one-year term, Class II directors shall be elected for a two-year term, and Class III directors shall be elected for a three-year term. Directors shall serve until the annual meeting of stockholders held in the year during which their terms expire and until their successors are elected and qualified. At each annual meeting after 1986, directors shall be elected for three-year terms to succeed those whose terms expire at such meeting. Directors shall serve until their terms expire and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. When the number of directors is increased and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors, and such additional directors shall only serve, until the next election of directors by the corporation's stockholder.

     C. Removal of Directors. Any director may be removed from office, with or without cause, by a vote of a majority of the total number of members of the Board of Directors without including the director who is the subject of the removal determination. Such director shall not be entitled to vote with respect to his removal. Any director or the full Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of seventy-five (75%) percent of the Corporation's outstanding capital stock entitled to vote in the election of directors, voting as a single class.

     D. Vacancies. Any vacancy in the Board of Directors resulting from an increase in the number of directors may be filled by a majority of directors then in office, provided a quorum is present. Any other vacancy may be filled by a majority of directors then in office, though less than a quorum, or by the sole remaining director, as the case may be, or, if no director remains, by the affirmative vote of the holders of a majority of the corporation's outstanding capital stock entitled to vote generally in the election of directors, voting as a single class, and any director so elected shall serve for the full unexpired term of his predecessor.

     E. Exceptions for Directors Elected by Particular Class or Series of Capital Stock. Notwithstanding any other provision of this Article XI, whenever the holders of any one or more classes or series of preferred stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and by the terms of the resolutions of the Board of Directors pursuant to which such preferred stock is issued, and such directors so elected shall not be divided into classes pursuant to this Article XI unless expressly provided by such terms.

     F. Special Meetings of Stockholders. Special meetings of the corporation's stockholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, the holders of seventy-five (75%) percent of the corporation's outstanding capital stock entitled to vote in the election of directors (voting as a single class), or, in the event there are no directors, any stockholder.

     G. Amendment or Repeal of this Article. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation, the affirmative vote of the holders of seventy-five (75%) percent of the corporation's outstanding capital stock entitled to vote in the election of directors, voting as a single class, shall be required to amend, alter, change or repeal this Article XI or to adopt any provision as part of these Articles of Incorporation or the Bylaws of the corporation inconsistent with this Article XI.

                                      XII.

                       LIMITATION OF DIRECTORS' LIABILITY

     No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in
Section 14-2-154 of the Georgia Business Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit. If the Georgia Business Corporation Code is amended after approval of this Article by the corporation's stockholders to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as so amended. Neither the amendment or repeal of this Article nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article shall eliminate or adversely affect any right or protection of a director of the corporation existing immediately prior to such amendment, repeal or adoption.

                            OXFORD INDUSTRIES, INC.
            PROXY -- ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 6, 2003

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned appoints J. HICKS LANIER, BEN B. BLOUNT, JR. and THOMAS C. CHUBB III, and each of them, proxies, with full power of substitution, for and in the name of the undersigned, to vote all shares of the common stock of Oxford Industries, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Monday, October 6, 2003, at 3:00 p.m., local time, at the principal offices of Oxford Industries, Inc., 222 Piedmont Avenue, N.E., Atlanta, Georgia 30308, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said persons are directed to vote as follows, and otherwise in their discretion upon any other business:

1. Proposal to elect the four nominees listed below. If a nominee becomes unable to serve, the proxy will be voted for a substitute nominee or will not be voted in the discretion of said persons appointed above.

    [ ]  FOR all nominees listed below (except as marked to the [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
    contrary*)                                                  below

  Nominees: Tom Gallagher, J. Hicks Lanier, Robert Shaw, and Clarence H. Smith

 *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. Proposal to adopt the Oxford Industries, Inc. Executive Performance Incentive Plan.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Proposal to approve the First Amendment to the 1997 Stock Option Plan to increase the number shares available for issuance from 500,000 to 1,250,000.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

             (Continued and to be dated and signed on reverse side)

4. Proposal to approve the First Amendment to the 1997 Restricted Stock Plan to include non-employee directors as eligible participants.


               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

5. Proposal to increase the number of authorized shares of the Company's common stock from 30,000,000 to 60,000,000.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

6. Proposal to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's independent auditors for the fiscal year ending May 28, 2004.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    Please sign and date below and return this proxy immediately in the enclosed envelope, whether or not you plan to attend the annual meeting.

                                   Dated:                                         , 2003
                                           ------------------------------------
                                   --------------------------------------------
                                   Signature
                                   --------------------------------------------
                                   Signature if held jointly

                                   IMPORTANT: Please date this proxy and sign exactly as
                                   your name or names appear. If shares are jointly
                                   owned, both owners should sign. If signing as
                                   attorney, executor, administrator, trustee or
                                   guardian, please give full title as such. If signing
                                   as a corporation, please sign in full corporate name
                                   by President or other authorized officer. If signing
                                   as a partnership, please sign in partnership name by
                                   authorized person.